SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

NIC INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NIC INC.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

_________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 6, 2008
_________________________________

Date:	May 6, 2008
Time:	10:00 a.m. CDT
Place:	Sheraton Overland Park Hotel at the Convention Center,
6100 College Boulevard, Overland Park, Kansas 66211

     At the Annual Meeting of Shareholders, you will be asked to:

1.	Elect directors;

2.	Consider the approval of a proposed amendment to the 2006 Amended and Restated Stock Option and Incentive Plan;

3.	Consider the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2008; and

4.	Consider any other business that is properly brought before the meeting.

     Shareholders of record at the close of business on March 10, 2008 are entitled to vote at the Annual Meeting. We hope that you will vote your shares as soon as possible. You may vote by mailing a proxy card or you may vote your shares by returning the voter instruction form provided by your bank or broker. You may also vote by Internet or in person at the Annual Meeting. Please review the instructions for the various voting options which are provided on the proxy card.

By Order of the Board of Directors

WILLIAM F. BRADLEY, JR.
Secretary
April 4, 2008

______________________________

PROXY STATEMENT
______________________________

     Beginning on or about April 4, 2008, NIC Inc. (“NIC” or the “Company”) is mailing this Proxy Statement and proxy card to its shareholders of record as of March 10, 2008. The Board of Directors is soliciting proxies in connection with the election of directors and other actions to be taken at the Annual Meeting of Shareholders and at any adjournment or postponement of that meeting. The Board of Directors encourages you to read the Proxy Statement and to vote on the matters to be considered at the Annual Meeting.

     The Company will pay the cost of soliciting proxies. NIC may supplement the mailed proxy solicitations by additional communications, which may include communications by mail, fax, telephone or personal interview, but no additional compensation will be paid to directors, officers or employees for such solicitation. The Company will request brokers and nominees who hold shares of NIC common stock (“Common Stock”) in their names to furnish proxy materials to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. The Company’s Annual Report on Form 10-K and Summary Annual Report to Shareholders for 2007 are being mailed to Shareholders with the Proxy Statement but are not a part of the Proxy Statement.

ii

VOTING PROCEDURES AND RELATED MATTERS

Your vote is very important.

     You can vote your shares at the Annual Meeting if you are present in person or represented by proxy.

Who can vote?

     Shareholders of record as of the close of business on March 10, 2008 (also referred to as the Record Date) are entitled to vote. On that date, approximately 63,232,755 shares of Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

How do I vote?

     You may vote in person at the Annual Meeting or you may vote by proxy without attending the meeting. If you are a registered shareholder, you may vote your shares by giving a proxy via mail or Internet. To vote your proxy by mail, indicate your voting choices, sign and date your proxy card and return it in the postage-paid envelope provided. To vote by Internet, follow the instructions on your proxy card that instruct you to vote at www.proxyvote.com up until 11:59 p.m. on the day before the Annual Meeting date. If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

What shares are represented by the proxy card?

     The proxy card represents all the shares registered in your name as of March 10, 2008.

How will the named proxies vote my shares?

     If you provide a properly executed proxy before voting at the Annual Meeting, the persons named on the proxy card will vote the proxy in accordance with your directions. If you do not indicate how your shares are to be voted, the persons named on the proxy card will vote your shares FOR (1) the election of the nominees named herein as directors, (2) the approval of the amendment to the 2006 Amended and Restated Stock Option and Incentive Plan and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2008. The persons named on the proxy card will also have the discretionary authority to vote on your behalf on any other matter that is properly brought before the Annual Meeting.

How are abstentions and broker non-votes counted?

     Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present. Abstentions are counted in determining the total number of votes cast with respect to a proposal that requires a majority of votes cast and, therefore, will have the same effect as a vote against such a proposal. Broker non-votes are not counted in determining the number of votes cast with respect to a proposal that requires a majority of votes cast and, therefore, will not affect the outcome of the voting on such a proposal. Abstentions or withhold votes are not counted in determining the number of shares voted with respect to any nominee for director.

     If you do not provide voting instructions to your broker or nominee, that person has discretion to vote your shares on matters that are “routine”. However, a broker or nominee cannot vote shares on non-routine matters without your instructions, and this is referred to as a “broker non-vote.” Broker non-votes are only counted in determining whether a quorum is present.

What vote is required?

     Business cannot be conducted at the Annual Meeting unless a quorum is present. In order to have a quorum, a majority of the shares of Common Stock that are outstanding and entitled to vote at the meeting must be represented in person or by proxy. If a quorum is not present, the Annual Meeting will be rescheduled for a later date. The director nominees who receive the most votes will be elected. The affirmative vote of the holders of a majority of the votes cast on the proposal will be required to approve the proposed amendment to the 2006 Amended and Restated Stock Option and Incentive Plan and to ratify the appointment of the independent registered public accountants.

What are the Board of Directors’ Recommendations?

     The Board of Directors recommends that you vote all of your shares FOR (1) the election of the nominees named herein as directors, (2) the approval of the amendment to the 2006 Amended and Restated Stock Option and Incentive Plan and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2008.

May I revoke my proxy?

     You may revoke your proxy at any time before the Annual Meeting by delivering written notice to the Corporate Secretary, by submitting a proxy bearing a later date or by appearing in person and casting a ballot at the Annual Meeting.

Who will assist in the distribution of proxy materials and tabulate the vote?

     The Company has retained Broadridge Investor Communication Services to assist in the distribution of proxy materials and tally the vote. The inspector of election appointed for the Annual Meeting will certify the results.

Is my vote confidential?

     It is the Company’s policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders, except where disclosure is mandated by law and in other limited circumstances.

Where can I find the voting results of the Annual Meeting?

     Voting results will be included in the Company’s Form 10-Q for the second quarter of fiscal 2008, which will be filed with the Securities and Exchange Commission on or before August 11, 2008.

Why did I receive only one set of proxy materials when there are several shareholders at my address?

     We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, eligible shareholders who share a single address may receive only one copy of the Proxy Statement and associated materials at their household unless we receive notice that they wish to continue to receive individual copies. This procedure does not apply to shareholders who have signed up for electronic delivery of proxy materials.

How may I request a single set of proxy materials for my household?

     Follow the instructions on your proxy card to request and receive a single copy of the Proxy Statement and associated materials each year, beginning 30 days after receipt of your request. If you hold your shares through a broker, bank or other nominee, you can contact your broker, bank or nominee to request a single set of proxy materials.

What if I have questions about my stock account or how to transfer my shares or similar matters?

     Please contact NIC’s transfer agent, Computershare Trust Company, N.A., with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account:

     Computershare Trust Company, N.A.
     250 Royall Street
     Canton, MA 02021
     (800) 884-4225
     www.computershare.com

STRUCTURE AND PRACTICES OF THE
BOARD OF DIRECTORS

     NIC’s business and affairs are managed under the direction of the Board of Directors. The Board of Directors is committed to maintaining high standards of corporate governance. Currently, there are eight directors: Jeffery S. Fraser; Harry H. Herington; John L. Bunce, Jr.; Art N. Burtscher; Daniel J. Evans; Ross C. Hartley; Alexander C. Kemper; and Pete Wilson. All of the directors are standing for election and their biographies appear on pages 16 to 18.

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES AND CODE OF BUSINESS CONDUCT AND ETHICS

     The Board of Directors has adopted Corporate Governance Principles and Practices that address the practices of the Board and, together with the Articles of Incorporation, Bylaws and Board Committee charters provide the framework for governance of NIC. The Company has also adopted a Code of Business Conduct and Ethics, which applies to all employees, including the Chief Executive Officer and the Chief Financial Officer. The Principles and Practices and the Code of Business Conduct and Ethics are available on the Company’s website at www.nicusa.com/html/info/investor. If you would like to receive a copy of the Principles and Practices or the Code of Business Conduct and Ethics, send your request in writing to the Corporate Secretary, NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

MEETINGS OF THE BOARD, EXECUTIVE SESSIONS AND PRESIDING DIRECTOR

     In 2007, the NIC Board of Directors had four regularly scheduled meetings, and special meetings were held as necessary, for a total of six meetings. Each of the incumbent directors attended over 75% of the meetings of the Board and the committees to which the director was assigned, except that John L. Bunce, Jr. attended less than 75% of the Board and committee meetings to which he was assigned. The directors, in the aggregate, attended over 83% of the Board and their committee meetings. In addition, management and the directors communicate informally on a variety of topics, including suggestions for Board or committee agenda items, recent developments, and other matters of interest to the directors. The Board has access to management at all times.

     Any director has the right to call a meeting or executive session of the independent directors. An executive session or meeting of independent directors, or any meeting of the Board at which the Chairman is not present, is chaired by the Lead Director, who is an independent director nominated annually by the Corporate Governance and Nominating Committee and approved by the Board of Directors. As described below, procedures have been established to enable shareholders to communicate with the Board, any committee or any director.

     Directors annually review and approve the proposed meeting schedule and are expected to attend all meetings of the Board and each committee on which they serve. Directors are provided with a copy of the proposed agenda sufficiently in advance of each scheduled meeting in order to have the opportunity to comment on or make changes to the agenda. Committee Chairs review and approve the agendas and materials for each committee meeting. Directors standing for election are encouraged to attend the Annual Meeting of Shareholders. Five of the seven directors standing for election at the 2007 Annual Meeting of Shareholders attended the meeting.

INDEPENDENCE

     The Board evaluates the independence of each director in accordance with applicable laws and regulations, the listing standards of the NASDAQ and the criteria set forth in NIC’s Corporate Governance Principles and Practices. These standards include evaluating material relationships with NIC, if any, to the best of each director’s knowledge, including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships. Based on the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has determined that all of the non-employee directors, except Jeffery S. Fraser and Ross C. Hartley, are independent as required by applicable laws and regulations, by the listing standards of the NASDAQ and by the Corporate Governance Principles and Practices. The Board has also assessed the independence of the members of the Audit, Compensation and Corporate Governance and Nominating Committees based on applicable laws and regulations, the listing standards of the NASDAQ and the Corporate Governance Principles and Practices and has found all members of those committees to be independent. The Board’s findings are included in the discussion of the committees below.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

     A shareholder who would like to communicate directly with the Board, a committee of the Board or with an individual director, should send the communication to:

          NIC Inc.
          Board of Directors [or committee name or director’s name, as appropriate]
          25501 West Valley Parkway, Suite 300
          Olathe, Kansas 66061

     Also, shareholders can contact the Board of Directors at board@nicusa.com.

     NIC will forward all such shareholder correspondence to the Board, committee or individual director, as appropriate. This process has been approved by the independent directors of NIC.

COMMITTEES OF THE BOARD

     As described below, there are three standing committees of the Board. Each committee’s activities are governed by a charter that is available on the Company’s website at www.nicusa.com/investor, or by sending your request in writing to the Corporate Secretary, NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061. Each committee Chairperson approves the agenda and materials for each meeting. Each committee reviews its charter annually as part of the committee assessment process. The committee also determines whether it has sufficient information, resources and time to fulfill its obligations and whether it is performing its obligations. Under each committee’s charter, each committee may retain independent advisors to assist it in carrying out its responsibilities.

     The table below shows the members of each Committee of the Board:

Audit	Compensation	Corporate Governance and
Committee	Committee	Nominating Committee
Art N. Burtscher, Chairperson	Art N. Burtscher, Chairperson	Art N. Burtscher, Chairperson
John L. Bunce, Jr.	John L. Bunce, Jr.	John L. Bunce, Jr.
Daniel J. Evans	Daniel J. Evans	Daniel J. Evans
Alexander C. Kemper	Alexander C. Kemper	Alexander C. Kemper
Pete Wilson	Pete Wilson	Pete Wilson

The Audit Committee

     The Audit Committee oversees management’s responsibility for the integrity of the Company’s accounting and financial reporting and systems of internal controls. The Committee also oversees the performance of the independent registered public accountants and the Company’s compliance with legal and regulatory requirements. The Audit Committee met five times during 2007. The report of the Audit Committee is included in this Proxy Statement starting on page 15.

     The Board of Directors has determined that all of the members of the Audit Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and the Corporate Governance Principles and Practices. The Board of Directors has determined that one member of the Committee, Mr. Burtscher, qualifies as an “audit committee financial expert.”

The Compensation Committee

     The Compensation Committee is responsible for the establishment and oversight of the Company’s executive compensation program. It is the responsibility of the Committee to review, recommend and approve changes to the Company’s compensation policies and benefits programs and to otherwise ensure that the Company’s compensation philosophy is consistent with the Company’s best interests and is properly implemented. The Committee establishes the compensation levels of the Company’s Chief Executive Officer and the Company’s other executive officers, and reviews and makes recommendations to the Board regarding the level and form of the Company’s director compensation. The Committee also administers the Company’s stock plans, including the 2006 Stock Option and Incentive Plan, the 1999 Stock Option Plan of SDR Technologies, Inc. and the 1999 Employee Stock Purchase Plan. Finally, the Committee performs other duties related to compensation that the Board from time to time may assign.

The Compensation Committee held four meetings in 2007. The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and the Corporate Governance Principles and Practices.

     The Compensation Committee may delegate any of its responsibilities to sub-committees and may delegate day-to-day administration of incentive and employee benefit plans to appropriate Company personnel. In addition, upon occasion the Board of Directors has escalated a matter from the Compensation Committee to the full Board of Directors for action. The executive officers receive assignments from the Compensation Committee, for example, researching compensation levels for employees, executives or directors at companies in comparable industries or of comparable size in terms of number of employees, annual revenues or market capitalization. In addition, the Compensation Committee from time to time may receive suggestions from the executive officers regarding compensation levels of employees or others if the executive officers believe that such levels need to be reexamined. The Compensation Committee also tasks the executive team with the first, and subsequent, drafts of the incentive compensation plan each year and with drafting revisions based upon Committee guidance.

     The Committee has the authority to retain and terminate any compensation consultant used to assist in the evaluation of executive officer compensation. From time to time, and as recently as 2007 as further discussed below, the executive team with the approval of the Committee has used an external compensation consultant, Mercer Human Resource Consulting to assess the Company’s management compensation structure, including executive compensation, and to perform peer review analysis among other public companies engaged in the information technology services industries with similar annual revenues, number of employees, market capitalization and other financial metrics.

The Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee met three times in 2007. The Board of Directors has determined that all of the members of the Committee are independent as required by applicable laws and regulations, the listing standards of NASDAQ and the Corporate Governance Principles and Practices. The Committee focuses on two primary areas: corporate governance and nomination of directors.

CORPORATE GOVERNANCE

     The Corporate Governance and Nominating Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company. The Committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees and reflects those policies and practices in Corporate Governance Principles and Practices, which can be found on the Company’s website.

     The Board has adopted a Code of Business Conduct and Ethics to promote its commitment to the legal and ethical conduct of the Company’s business. The Code of Business Conduct and Ethics can be found on the Company’s website. All employees, including the Chief Executive Officer, Chief Financial Officer and other senior officers, are required to abide by the Code of Business Conduct and Ethics, which provides the foundation for compliance with corporate policies and procedures, and best business practices. The policies and procedures address a wide array of professional conduct, including methods for avoiding and resolving conflicts of interest, protecting confidential information and a strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company intends to disclose promptly any Code of Business Conduct and Ethics amendments or waivers on the Company’s website.

NOMINATION OF DIRECTORS

     The Corporate Governance and Nominating Committee evaluates the qualifications of candidates for election as directors and presents its recommendations to the full Board. The Company’s Corporate Governance Principles and Practices provide that all directors must possess high personal and professional ethics, integrity and values; informed judgment; sound business experience; and be committed to representing the long term interests of the Company’s shareholders. In addition to these characteristics, each nominee must be willing and able to devote sufficient time to fulfill his or her responsibilities to NIC and its shareholders. The Committee has not established any specific minimum qualification standards for Board nominees. However, in order to complement the existing Board composition, the Committee may identify from time to time certain skills or experience as being particularly desirable for specific director nominees.

     In exploring potential candidates for directors, the Committee considers individuals recommended by members of the Committee, other directors, members of management, shareholders and self-nominated individuals. In reviewing the renomination of incumbent directors, the Committee also considers their participation at meetings, their understanding of NIC’s business and the environment within which the Company operates, their attendance, and their independence and relationships, if any, with the Company.

     The Board has determined that a majority of the Board members are independent directors. Each nominee for director is an existing director standing for re-election. The Committee will consider Board nominees recommended by shareholders in accordance with the procedures in the Bylaws. The Bylaws require that a shareholder who wishes to nominate an individual for election as a director at the Company’s Annual Meeting of Shareholders must give the Company advance written notice no later than 90 days prior to the anniversary date of the Annual Meeting, or February 5, 2009, in connection with next year’s Annual Meeting, and provide specified information. These requirements include, among other things, the nominee’s name, address, principal occupation and written consent. Shareholders may request a copy of the Bylaw requirements from:

Corporate Secretary
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

     NIC did not receive any shareholder proposals for Board nominees by this year’s deadline, February 1, 2008.

DIRECTOR COMPENSATION

     In 2005, the Board approved compensation for directors for service on the Board during 2006 and following years, unless subsequently modified by the Board. In 2006, each director received an annual retainer in the amount of $15,000, plus $1,000 for attendance at each quarter’s Board meetings. Directors also received compensation for serving on committees. The Chairperson of the Audit Committee received an additional $5,000 annually, and each member of the Audit Committee received an additional $2,000 annually. The Chairperson of the Compensation Committee and the Corporate Governance and Nominating Committee each received an additional $2,500 annually, and the other members of those committees received an additional $1,000 annually per committee. For service on the Board in 2006, each director also received non-qualified options to purchase 10,000 shares of Common Stock, which vest in four equal annual installments, commencing on the first anniversary of the grant date, and which were priced as of the close of the market on the date of grant. These option grants were made in November 2005. For service on the board in 2007, each director was granted a restricted stock award in October 2006 of 4,000 shares of Common Stock, which vests in four equal annual installments, commencing on the first anniversary of the grant date. In addition, upon first joining the Board, any new director will receive an award of restricted stock with an equivalent fair market value of $25,000 on the date of the award.

     All directors are eligible to participate in the Company’s 2006 Amended and Restated Stock Option and Incentive Plan. Non-employee directors are not eligible to participate in the Company’s Employee Stock Purchase Plan. Directors are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at meetings.

     The following table provides information on non-employee director compensation in 2007:

Director Compensation(1)

	Fees Earned or	Stock Awards	Option Awards	All Other	Total
Name	Paid in Cash ($)	($)(2)	($)(2)	Compensation	($)
(a)	(b)	(c)	(d)	(g)	(h)
John L. Bunce, Jr.(3)	20,000	5,633	36,652	3,000	65,285
Art N. Burtscher(4)	29,000	5,633	36,652	3,000	74,285
Daniel J. Evans(5)	22,000	5,633	28,369	3,000	59,002
Ross C. Hartley(6)	19,000	5,633	20,083	20,894	65,610
Alexander C. Kemper(7)	—	971	—	—	971
Pete Wilson(8)	23,000	5,633	25,608	3,000	57,242
____________________

(1)	The Non-equity Incentive Plan Compensation and Change in Pension Value and Nonqualified Deferred Compensation Earnings columns have been omitted from the Director Compensation table because the Company does not provide director compensation in any of these categories.

(2)	Amounts reported in the Stock Awards and Option Awards columns consist of the dollar amount of compensation cost recognized in the Company’s 2007 consolidated financial statements as prescribed by Statement of Financial Accounting Standards (“SFAS”) No. 123R (revised 2004), “Share-Based Payment.” These amounts include compensation cost recognized in the Company’s 2007 consolidated financial statements with respect to unvested stock option and restricted stock awards granted in previous fiscal years and in 2007. However, these amounts do not include an estimate of forfeitures related to service-based vesting conditions, and assume that the non-employee director will perform the requisite service to vest in the award. For additional information relating to the Company’s adoption of SFAS No. 123R on January 1, 2006, including assumptions made in the valuation of stock options and restricted stock awarded to the named directors, refer to Note 11 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 17, 2008.

(3)	Fees Earned or Paid in Cash in fiscal 2007 for Mr. Bunce consists of the following items:

	•	Annual retainer - $15,000

	•	Attendance at quarterly Board meetings - $1,000

	•	Additional annual compensation as member of Audit Committee - $2,000

	•	Additional annual compensation as member of Compensation Committee - $1,000

	•	Additional annual compensation as member of Corporate Governance and Nominating Committee - $1,000

All Other Compensation for Mr. Bunce consists of a dividend equivalent of $0.75 per share on 4,000 unvested shares of restricted stock paid by the Company in February 2007.

At December 31, 2007, Mr. Bunce directly owned the following unvested restricted stock awards and stock options to purchase Common Stock:

	(i)	3,000 unvested restricted shares, which vest in three equal annual installments beginning on October 19, 2008.

	(ii)	50,000 options, exercisable at $6.97 per share, all of which are currently exercisable;

	(iii)	55,000 options, exercisable at $4.15 per share, 41,250 of which are currently exercisable and 13,750 of which become exercisable on November 5, 2008; and

	(iv)	10,000 options, exercisable at $6.16 per share, 5,000 of which are currently exercisable and 5,000 of which become exercisable in two equal annual installments, beginning on November 8, 2008.

(4)	Fees Earned or Paid in Cash in fiscal 2007 for Mr. Burtscher consists of the following items:

	•	Annual retainer - $15,000

	•	Attendance at quarterly Board meetings - $4,000

	•	Additional annual compensation as Chairperson of Audit Committee - $5,000

	•	Additional annual compensation as Chairperson of Compensation Committee - $2,500

	•	Additional annual compensation as Chairperson of Corporate Governance and Nominating Committee - $2,500

All Other Compensation for Mr. Burtscher consists of a dividend equivalent of $0.75 per share on 4,000 unvested shares of restricted stock paid by the Company in February 2007.

At December 31, 2007, Mr. Burtscher directly owned the following unvested restricted stock awards and stock options to purchase Common Stock:

	(i)	3,000 unvested restricted shares, which vest in three equal annual installments beginning on October 19, 2008.

	(ii)	55,000 options, exercisable at $4.15 per share, 41,250 of which are currently exercisable and 13,750 of which become exercisable on November 5, 2008; and

	(iii)	10,000 options, exercisable at $6.16 per share, 5,000 of which are currently exercisable and 5,000 of which become exercisable in two equal annual installments, beginning on November 8, 2008.

(5)	Fees Earned or Paid in Cash in fiscal 2007 for Governor Evans consists of the following items:

	•	Annual retainer - $15,000

	•	Attendance at quarterly Board meetings - $3,000

	•	Additional annual compensation as member of Audit Committee - $2,000

	•	Additional annual compensation as member of Compensation Committee - $1,000

	•	Additional annual compensation as member of Corporate Governance and Nominating Committee - $1,000

All Other Compensation for Governor Evans consists of a dividend equivalent of $0.75 per share on 4,000 unvested shares of restricted stock paid by the Company in February 2007.

At December 31, 2007, Governor Evans directly owned the following unvested restricted stock awards and stock options to purchase Common Stock:

	(i)	3,000 unvested restricted shares, which vest in three equal annual installments beginning on October 19, 2008.

	(ii)	50,000 options, exercisable at $6.97 per share, all of which are currently exercisable;

	(iii)	20,000 options, exercisable at $4.15 per share, 10,000 of which are currently exercisable and 10,000 of which become exercisable on November 5, 2008; and

	(iv)	10,000 options, exercisable at $6.16 per share, 5,000 of which are currently exercisable and 5,000 of which become exercisable in two equal annual installments, beginning on November 8, 2008.

(6)	Fees Earned or Paid in Cash in fiscal 2007 for Mr. Hartley consists of the following items:

	•	Annual retainer - $15,000

	•	Attendance at quarterly Board meetings - $4,000

All Other Compensation for Mr. Hartley consists of a dividend equivalent of $0.75 per share on 4,000 unvested shares of restricted stock paid by the Company in February 2007, health and dental insurance premiums paid by the Company totaling $13,562 and an executive health assessment at the Mayo Clinic in Scottsdale, Arizona paid by the Company totaling $4,332.

At December 31, 2007, Mr. Hartley directly owned the following unvested restricted stock awards and stock options to purchase Common Stock:

	(i)	3,000 unvested restricted shares, which vest in three equal annual installments beginning on October 19, 2008.

	(ii)	20,000 options, exercisable at $6.97 per share, all of which are currently exercisable;

	(iii)	12,500 options, exercisable at $4.15 per share, 6,250 of which are currently exercisable and 6,250 of which become exercisable on November 5, 2008; and

	(iv)	10,000 options, exercisable at $6.16 per share, 5,000 of which are currently exercisable and 5,000 of which become exercisable in two equal annual installments, beginning on November 8, 2008.

(7)	On November 5, 2007, the Company’s Board of Directors made a grant of restricted stock to Mr. Kemper pursuant to NIC’s policy on director compensation, which provides that, upon first joining the Board, any new director will receive an award of restricted stock with an equivalent fair market value of $25,000 on the date of the award. The number of shares of stock (3,628) was determined based on the closing price of Common Stock on November 5, 2007 ($6.89 per share). The grant date fair value of the award under SFAS 123R was $25,000. The grant vests in four equal annual installments beginning on November 5, 2008.

(8)	Fees Earned or Paid in Cash in fiscal 2007 for Governor Wilson consists of the following items:

	•	Annual retainer - $15,000

	•	Attendance at quarterly Board meetings - $4,000

	•	Additional annual compensation as member of Audit Committee - $2,000

	•	Additional annual compensation as member of Compensation Committee - $1,000

	•	Additional annual compensation as member of Corporate Governance and Nominating Committee - $1,000

All Other Compensation for Governor Wilson consists of a dividend equivalent of $0.75 per share on 4,000 unvested shares of restricted stock paid by the Company in February 2007.

At December 31, 2007, Governor Wilson directly owned the following unvested restricted stock awards and stock options to purchase Common Stock:

	(i)	3,000 unvested restricted shares, which vest in three equal annual installments beginning on October 19, 2008.

	(ii)	50,000 options, exercisable at $6.97 per share, all of which are currently exercisable;

	(iii)	17,500 options, exercisable at $4.15 per share, 8,750 of which are currently exercisable and 8,750 of which become exercisable on November 5, 2008; and

	(iv)	10,000 options, exercisable at $6.16 per share, 5,000 of which are currently exercisable and 5,000 of which become exercisable in two equal annual installments, beginning on November 8, 2008.

     The Board will determine the terms and conditions of any such option or restricted stock awards, including those that apply upon the termination of a non-employee director’s service as a Board member.

EMPLOYEE COMPLAINT PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

     The Board has adopted Employee Complaint Procedures for Accounting and Auditing Matters for all employees, which can be found on the Company’s website. This document contains procedures for the Audit Committee to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

AUDIT COMMITTEE INTERNAL REVIEW - RETIREMENT OF JEFFERY S. FRASER AS CHIEF EXECUTIVE OFFICER AND APPOINTMENT OF HARRY H. HERINGTON TO CHIEF EXECUTIVE OFFICER

     On February 6, 2008, the Company filed a Form 8-K and issued a press release disclosing the results of an internal review conducted by the Audit Committee, with the assistance of outside counsel, of the reimbursement of expenses incurred during the period from January 1, 2004 through June 30, 2007 by certain executive officers, including Jeffery S. Fraser, Chairman of the Board and Chief Executive Officer of the Company. The review was undertaken in connection with the full cooperation pledged by the Company and Mr. Fraser with an informal inquiry by the Securities and Exchange Commission into the subject matter of the review.

     As a result of the review, Mr. Fraser reimbursed the Company for approximately $97,000 of expenses during the period from January 1, 2004 through October 2006, plus interest, that were not consistent with the Company’s expense reimbursement policy. Mr. Fraser previously had reimbursed the Company for approximately $186,000 of expenses incurred during this time period that he had determined were not consistent with the Company’s expense reimbursement policy. The review also revealed that no deficiencies were found in the expense reimbursement requests submitted by any other NIC executive that was included within the scope of the review.

     The Company does not believe that the amounts involved are material to the Company’s financial condition or results of operations. In connection with the SEC’s proposal of new executive compensation disclosure rules in 2006, the Company commenced a review in May 2006 of its expense documentation and reimbursement policies and its aircraft use policy. In May and October 2006, the Company revised its policies based upon this review. These actions were taken a substantial period of time prior to the commencement of the SEC inquiry and the internal review. None of the claimed expenses that have been reimbursed by Mr. Fraser were incurred after the Company’s revision of its policies in 2006. In addition, in July 2007 the Company adopted additional expense report procedures suggested by outside counsel who assisted the Audit Committee in connection with the internal review.

     In view of his recognition of the importance of the proper tone at the top for effective corporate governance, Mr. Fraser decided to retire as Chief Executive Officer of the Company, effective February 4, 2008, but remained as a director and the Chairman of the Board. On February 4, 2008, the Board of the Directors appointed Harry H. Herington, who was the President of the Company, as Chief Executive Officer of the Company.

REPORT OF THE AUDIT COMMITTEE

     In the performance of its oversight function, the Audit Committee has considered and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2007 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007.

     In addition, the Committee has discussed with management and the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Finally, the Committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accountants the public accountants’ independence.

     The members of the Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management and the independent registered public accountants.

     Based upon the reports and discussions described in this report, in reliance on management and the independent registered public accountants, and subject to the limitations of our role, the Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements referred to above in the Company’s Annual Report on Form 10-K.

Respectfully submitted,

The Audit Committee
ART N. BURTSCHER (Chairperson)
JOHN L. BUNCE, JR.
DANIEL J. EVANS
ALEXANDER C. KEMPER
PETE WILSON

ELECTION OF DIRECTORS
(ITEM 1 ON PROXY CARD)

     The Board of Directors currently consists of eight directors. Each of the nominees listed below is an incumbent director whose nomination to serve for a one-year term was recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors. The eight nominees receiving the most votes will be elected. Abstentions and broker non-votes have no effect on the election. Shareholders do not have the right to cumulate their votes for directors.

     Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve. However, if any nominee becomes unavailable to serve at the time of the Annual Meeting, the Board of Directors may provide for a lesser number of directors or designate substitute nominees. If substitute nominees are designated, the persons named in the enclosed proxy will vote proxies for the remaining nominees and any substitute nominees, unless otherwise instructed by a shareholder.

     If you wish to vote for or withhold your vote from all nominees, please mark the corresponding box on your proxy card. If you do not wish your shares to be voted for a particular nominee, you should note that nominee’s name in the exception space provided on the proxy card. The following biographies provide information about each nominee’s principal occupation and business experience, age, and directorships held in other public corporations, as well as current NIC Board committee memberships.

     The Board of Directors recommends a vote FOR each of the nominees.

Name	Age	Position
Jeffery S. Fraser	48	Chairman of the Board
Harry H. Herington	48	Chief Executive Officer
John L. Bunce, Jr.	48	Director
Art N. Burtscher	57	Lead Director
Daniel J. Evans	83	Director
Ross C. Hartley	60	Director
Alexander C. Kemper	42	Director
Pete Wilson	74	Director

     Jeffery S. Fraser, one of the Company’s founders, has served as Chairman since the Company’s formation in 1992. Mr. Fraser served as Chief Executive Officer from May 2002 until his retirement in February 2008, and previously held that position from January 1992 until November 1999. Additionally, from August 1991 to September 1998, he founded and served as President and Chief Executive Officer of the Company’s first portal subsidiary, Kansas Information Consortium. Mr. Fraser holds B.S. and M.S. degrees from Friends University in Wichita, Kansas.

     Harry H. Herington became the Company’s Chief Executive Officer in February 2008 and was elected to the Board of Directors in October 2006. Mr. Herington served as President from May 2006 until February 2008 and as Chief Operating Officer from May 2002 until October 2006. In addition, he served as the Company’s Executive Vice President--Portal Operations from January 1999 through April 2002. He previously served as one of the Company’s directors from May 1998 to February 1999. He has served as President of NICUSA, Inc., a wholly-owned subsidiary of the Company, since 1998. Mr. Herington served as a director of E-Filing.com, Inc., a provider of online filing applications for legal services in which NIC Inc. previously owned a minority equity interest, until August 2003. Mr. Herington holds a B.A. degree from Wichita State University in Kansas and a J.D. degree from the University of Kansas School of Law.

     John L. Bunce, Jr. has served as one of the Company’s directors since 1998. Mr. Bunce is Senior Advisor to Hellman & Friedman, LLC, a private equity firm he joined in 1988, and Managing Director of Greyhawk Capital Management, LLC, an investment firm he founded in 2006. Mr. Bunce also serves as a director of Arch Capital Group Ltd. and several privately held companies. Mr. Bunce holds a B.A. degree from Stanford University and an M.B.A. degree from the Harvard Business School.

     Art N. Burtscher has served as one of the Company’s directors since 2004, and was elected Lead Director in February 2008. He chairs each of the Board’s three committees. Mr. Burtscher has served as Chairman of McCarthy Group Advisors, L.L.C., an Omaha-based investment advisory firm, since 2004. From 2000 to 2004, he was President of McCarthy Group Asset Management. He has more than 30 years of financial services experience, including 13 years as President of Great Western Bank. Mr. Burtscher currently serves on the boards of directors of NovaStar Financial, Great Western BanCorp., AmeriSphere Multi-Family Finance, L.L.C., Landscapes Unlimited, Inc. and the Silverstone Group. He holds a B.S. degree from Fort Hays Kansas State University and is a graduate of the School of Mortgage Banking.

     Daniel J. Evans has served as one of the Company’s directors since 1998. Governor Evans is the chairman of and has served as a consultant for Daniel J. Evans Associates Consulting, a consulting company in Washington, since May 1989. Governor Evans currently serves as a director of Costco Wholesale Corporation and Archimedes Technology Group. He served as a U.S. Senator for the State of Washington from September 1983 to January 1989 and as the Governor of the State of Washington from January 1965 to January 1977. Governor Evans holds B.S. and M.S. degrees from the University of Washington.

     Ross C. Hartley, one of the Company’s founders, has served as one of the Company’s directors since the Company’s formation in 1992. Mr. Hartley served as President of The Hartley Insurance Group, a group of independent insurance agencies in Kansas, from 1974 to 2000. Mr. Hartley retired from all active work in 2000 and since that time has managed his own investments. He also serves as a director of Empire District Electric Company, a public utility located in Joplin, Missouri. Mr. Hartley holds a B.S. degree from Baker University in Baldwin City, Kansas and a J.D. degree from the University of Kansas School of Law.

     Alexander C. Kemper has served as one of the Company’s directors since his election to the Board in November 2007. Mr. Kemper is the chairman of the board of Kansas City-based The Collectors Fund, a private equity fund focused on alternative asset classes. He founded Perfect Commerce Inc., an application service provider for Internet sourcing and procurement tools and related professional services, and served as chairman and chief executive officer from 2000 to 2006. Before founding Perfect Commerce, Kemper was the chairman of the board and CEO of UMB Bank, N.A. and CEO of UMB Financial Corp., a Nasdaq-traded financial services company with assets of more than $8 billion. He is an active angel and venture investor and currently serves on the corporate boards of UMB Financial Corp., Efficient Finance, SipVine and SCD Probiotics. Mr. Kemper holds a B.A. degree from Northwestern University.

     Pete Wilson has served as one of the Company’s directors since 1999. Governor Wilson served as Governor of the State of California from 1991 until 1999. Prior to serving as Governor of California, Governor Wilson served in the U.S. Senate for eight years, representing the State of California. He has also served as the mayor of San Diego, California. Governor Wilson is a principal at Bingham Consulting Group, a business consulting firm. He is also a director of The Irvine Company, serves on the Thomas Weisel Partners board of advisors, and is a director of U.S. TelePacific Corp. He is Chair of the National World War II Museum, a Distinguished Visiting Fellow of the Hoover Institution at Stanford University, serves as a Trustee of the Ronald Reagan Presidential Foundation, the Richard Nixon Library and birthplace, The California Justice Legal Foundation, and is a director and founder of the California Mentoring Foundation. Governor Wilson is also a member of the Defense Policy Board (advisory to the Secretary of Defense) and the Board of Directors of the California State Chamber of Commerce. He is a member and the Founding Chair of the Southern California Leadership Council. He received his undergraduate degree from Yale University and his law degree from Boalt Hall (University of California at Berkeley). After graduating from Yale, Governor Wilson spent three years in the Marine Corps as an infantry officer.

     The Board of Directors recommends a vote FOR the election of Messrs. Fraser, Herington, Bunce, Burtscher, Evans, Hartley, Kemper and Wilson.

AMENDMENT OF THE
2006 AMENDED AND RESTATED STOCK OPTION
AND INCENTIVE PLAN
(ITEM 2 ON PROXY CARD)

     On February 4, 2008, the Board of Directors of the Company adopted, subject to the approval of the Company’s shareholders, an amendment to the 2006 Amended and Restated Stock Option and Incentive Plan (the “Plan”) to increase the number of shares of Common Stock which may be issued under the Plan from 9,286,754 shares to 19,286,754 shares.

     The Plan was adopted in 2006 to amend and restate (but not increase the number of shares subject to) the 2004 Stock Option Plan, which had been adopted in 2004 to amend and restate (but not increase the number of shares subject to) the 1998 Stock Option Plan. The number of shares of Common Stock subject to issuance under the Plan has not been increased since May 1999. Since inception of the Plan in May 1998 through December 31, 2007, stock option exercises and restricted stock vestings have totaled 6,233,511 shares. At December 31, 2007, options to purchase 1,175,500 shares of Common Stock and unvested restricted share awards totaling 489,416 shares were outstanding, and 1,388,327 shares of Common Stock were available for grants of awards under the Plan.

     The Company’s Board of Directors believes the amendment to increase the number of shares of Common Stock issuable under the Plan is necessary to ensure that a sufficient reserve of shares is available for future grants of awards under the Plan. The Company believes that the Plan is an important component of its executive compensation program and that the Company’s long-term success is dependent upon its ability to attract, retain and motivate employees of high caliber and potential. The Company believes that increased ownership of Common Stock by executives and key employees increases shareholder value by more closely aligning the interests of executives and key employees with the interests of shareholders, encouraging greater focus on the Company’s long-term growth and profitability and the performance of the Company’s Common Stock. The closing price of NIC common stock on the Nasdaq Global Select Market on February 29, 2008, as reported by the Wall Street Journal, was $6.02 per share.

SUMMARY OF THE PLAN

     The following summary of the Plan is qualified in its entirety by reference to the text of the Plan as proposed to be amended, a copy of which is attached as Appendix A to this Proxy Statement. Shareholders are urged to read the Plan in its entirety.

Purpose

     The purpose of the Plan is to provide a means by which employees, officers and directors of NIC, and any company affiliated with NIC, and any consultant to NIC or any of its affiliated companies may be given an opportunity to benefit from participation in the ownership of Common Stock through the granting of stock options and restricted stock awards. Substantially all of the Company’s employees are eligible to participate in the Plan. The Company, by means of the Plan, seeks to retain the services of persons who are now employees or directors of or consultants to the Company, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

Administration

     The Plan provides that it is to be administered by the Board of Directors. The Board has the power, subject to the provisions of the Plan, to determine when and to whom each stock option and restricted stock award will be granted, the terms of each stock option and award, which need not be identical, including the number of shares underlying an option or an award and the vesting schedule of the option or award.

     The Board has the power to delegate administration of the Plan to a committee composed solely of outside directors. The Board may also delegate to a committee that includes directors other than outside directors the authority to grant options or restricted stock awards to persons who are not officers or directors of NIC, or persons who are or expected to be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Board is also authorized to delegate to an officer of the Company the authority to grant options or restricted stock awards to persons who are not officers or directors of NIC, or persons who are or expected to be subject to Internal Revenue Code Section 162(m), provided that each option grant is at fair market value on the grant date and is evidenced by an option agreement approved by the Board.

     The Plan is currently administered by the Compensation Committee.

Stock Subject to Plan

     There are 9,286,754 shares of Common Stock reserved for issuance under the Plan. Since inception of the Plan in May 1998 through December 31, 2007, stock option exercises and restricted stock vestings have totaled 6,233,511 shares. At December 31, 2007, options to purchase 1,175,500 shares of Common Stock and unvested restricted share awards totaling 489,416 shares were outstanding, and 1,388,327 shares of Common Stock were available for grants of awards under the Plan. If any award expires or otherwise terminates, in whole or in part, without having been exercised in full, the shares not acquired underlying such award revert to and are again available for issuance under the Plan. The number of shares available under the Plan are subject to appropriate adjustment in the event of merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise. If any such event occurs, the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan, and the outstanding options and awards will be appropriately adjusted in the class(es), number of shares and price per share of stock subject to such outstanding options and awards.

Eligibility

     Incentive stock options may be granted under the Plan only to employees. Incentive stock options must also satisfy certain conditions and limitations established under the Code. Non-qualified stock options and restricted stock awards may be granted to employees, directors and consultants.

     No person may be granted awards covering more than 200,000 shares of Common Stock per calendar year. The purpose of this limitation is generally to permit NIC to continue to be able to deduct for tax purposes the compensation attributable to the awards granted under the Plan.

Terms of Options

     The following is a description of the permissible terms of stock options under the Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price/Payment

     The exercise price for each stock option shall not be less than 100% of the fair market value of Common Stock on the date of the option grant, except for certain grants pursuant to an assumption or substitution for another option in a manner satisfying the applicable provisions of the Code. The exercise price of each non-qualified stock option shall be the price determined by the Board. The exercise price of options granted under the Plan must be paid either: (1) in cash at the time the option is exercised; or (2) as set forth in form of option agreement approved by the Board: (i) by delivery of other shares of Common Stock; (ii) by written direction to an authorized broker to sell the shares of Common Stock purchased upon exercise of the option, and payment of the appropriate portion of the proceeds thereof to the Company; (iii) pursuant to a deferred payment or other arrangement with the optionee; or (iv) any combination of the above.

     Exercise/Vesting

     Options granted under the Plan may be (but are not required to be) allotted in installments that become exercisable in cumulative increments (“vest”) as determined by the Board. Shares of stock covered by currently outstanding options typically vest as to 25% of the shares on the one-year anniversary of the date of grant, and 25% on the second, third and fourth anniversary of the date of grant, subject to accelerated vesting in the discretion of the Board of Directors or upon the occurrence of certain events. Shares covered by options granted in the future under the Plan may be subject to different vesting terms. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned and unencumbered Common Stock, or by a combination of these means.

     Term

     The Plan provides that, except as otherwise provided in the applicable option agreement, an option will terminate on the date that is three months after the termination of the optionee’s relationship with NIC as an employee, director or consultant (except upon death or disability), as applicable. Special rules apply in the case of such a termination due to death or disability. In all events, an incentive stock option will terminate if still outstanding on the 10-year anniversary of the date of grant.

     Restrictions on Transfer

     Except as otherwise provided in the applicable stock option agreement or the Plan, no stock option may be transferred by the optionee other than by will or the laws of descent or distribution.

     Acceleration of Exercisability and Vesting

     The Board has the power to accelerate the time at which a stock option may first be exercised.

Terms of Restricted Stock Awards

     A restricted stock award is an award of shares of Common Stock that is subject to certain restrictions and a substantial risk of forfeiture. Restricted stock granted under the Plan is subject to such restrictions on transferability and other restrictions as the Board may impose. The Board may also impose other restrictions, including limitations on the right to vote or the right to receive dividends.

     All awards of restricted stock will be subject to a “substantial risk of forfeiture” as defined by Section 409A-1(d) of the Code. Unless otherwise determined or waived by the Board, upon termination of employment during the applicable restriction period, restricted stock that is at that time subject to restrictions shall be forfeited. At its discretion, NIC may retain physical possession of the certificate evidencing the restricted stock award until all restrictions have lapsed.

Duration, Amendment and Termination

     The Board may suspend or terminate the Plan at any time. Unless terminated earlier, the Plan shall terminate on December 31, 2015.

     The Board may amend the Plan at any time or from time to time; however, no amendment shall be effective unless approved by the shareholders of NIC within 12 months before or after the adoption of the amendment, where the amendment will (1) increase the number of shares reserved for awards under the plan; or (2) modify certain requirements as to eligibility for participation in the Plan or modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.

     The Board may amend the terms of any stock option or restricted stock award without approval of the Company’s shareholders even, for example, in the case of amendments: (1) to extend the exercise period of an option granted under the Plan; (2) to accelerate the time at which a stock option may first be exercised or the time during which a stock option, or any part thereof, will vest; or (3) waive in whole or in part restrictions or forfeiture conditions relating to restricted stock.

Restrictions on Repricing

     Under the Plan, the Board of Directors or the committee administering the Plan may not effect the repricing of any outstanding options, including a repricing by the cancellation of any outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different amount of shares of stock, except in the case of an option granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

New Plan Benefits

     The Board of Directors has not made any grants of awards under the Plan that are conditioned upon shareholder approval of the proposed amendment to the Plan. It is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of individuals if the amendment to the Plan is approved.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Federal income tax discussion set forth below is a general description of the federal income tax consequences relating to awards under the Plan, in the normal operation thereof, based on existing federal income tax laws and regulations. The description is not intended as a complete summary of such laws or as a legal interpretation, and does not describe state, local or foreign income or other tax consequences. Holders of awards under the Plan should consult their own tax advisers regarding the tax consequences applicable to awards under the Plan.

Incentive Stock Options

     Incentive stock options granted under the Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

     Generally, there are no federal income tax consequences to the optionee or NIC by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may cause an optionee to be subject to, or result in an increase in, liability for alternative minimum tax because the excess of the fair market value of the stock received on exercise over the amount paid for the stock must be recognized as an alternative minimum tax adjustment.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted, and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of: (1) the excess of the stock’s fair market value on the date of exercise over the exercise price; or (2) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term if the optionee has held the stock more than 12 months. Otherwise the capital gain or loss will be short-term. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company generally will be entitled, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and certain other requirements, to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Non-Qualified Stock Options

     Non-qualified stock options granted under the Plan generally have the following federal income tax consequences. Generally, there are no tax consequences to the participant by reason of the grant of such a stock option. Upon exercise of the stock option, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value over the exercise price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse, unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold income and employment taxes based on the ordinary income recognized. Generally, the Company will be entitled, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and certain other requirements, to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, plus any amount recognized as ordinary income upon acquisition, or vesting, of the stock. Such capital gain or loss will be long-term or short-term, depending on whether the stock was held for more than one year.

Deductibility of Executive Compensation

     Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options under the Plan, when combined with all other types of compensation received by a covered employee from NIC, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with United States Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (1) the stock option plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (2) the per-employee limitation is approved by the shareholders; (3) the award is granted by a compensation committee comprised solely of two or more “outside directors”; and (4) the exercise price of the option is not less than the fair market value of the stock on the date of grant.

     The Plan is intended to permit option grants to a covered employee that qualify as performance-based compensation exempt from the $1 million deduction limitation.

Restricted Stock Awards

     Under Section 83(a) of the Code, shares of stock granted to a person in connection with the person’s performance of services to the issuer but subject to a “substantial risk of forfeiture” are not subject to income taxation until the risk of forfeiture lapses. Under the regulations promulgated by the Department of the Treasury under Section 83(a), stock is subject to a “substantial risk of forfeiture” if a recipient’s continued rights in the shares are conditioned on the future performance of substantial services to the issuer or the completion of any other condition related to the purpose for the initial grant of shares, and if there is a substantial possibility that the conditions will not be satisfied. The shares of restricted stock will generally be subject to a “substantial risk of forfeiture” while they are unvested.

     Ordinarily, a recipient of unvested restricted stock will not pay income tax on the value of the shares until the shares become vested. The recipient will then have a basis in the shares equal to the value of the shares on the day they vest and are taxed. When the recipient subsequently sells the shares, any gain or loss will be treated as a capital gain or loss.

     Any person who receives unvested shares of stock in connection with services performed for the issuer may make an irrevocable election under Section 83(b) of the Code to be taxed on the value of the shares in the year in which the shares are received rather than when the shares vest. Awards under the Plan are intended to qualify for Section 83(b) treatment. A participant under the Plan must make and file with the Internal Revenue Service a written election to be taxed at the time of the award within 30 days of the date of the award, and will pay ordinary income tax on the value of the shares when they are received. A participant who makes this “83(b) election” will take a basis in the stock equal to the value of the award shares when they are issued. If the award shares vest and the participant sells the shares, any gain or loss on the transaction will be a capital gain or loss. If shares in respect of which such an election was made are later forfeited, such forfeiture shall be treated as a sale or exchange of the shares, and the grantee will recognize capital gain or loss in the year of such forfeiture equal to the difference between any amount realized on the disposition and the amount previously recognized as ordinary income in connection with the election, provided that the shares are a capital asset in the hands of the grantee.

     When the value of the vested shares (or unvested shares for which a Section 83(b) election is made) is taxed, the shares will be treated as salary if the recipient is an employee of NIC and otherwise will be treated as shares received in exchange for services. NIC may withhold taxes from the recipient at the time the restricted stock award shares are taxed.

Other Tax Consequences

     State tax consequences may in some cases differ from those described above. Awards under the Plan may in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

VOTE REQUIRED

     The affirmative vote of a majority of the votes cast on the proposal will be required to approve the amendment to the Plan. Proxies received by the Board of Directors will be voted FOR approval of the Plan unless shareholders specify a contrary choice in their proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT OF THE 2006 AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(ITEM 3 ON PROXY CARD)

     The Audit Committee considered the performance and qualifications of PricewaterhouseCoopers LLP, independent registered public accountants. In consultation with management and PricewaterhouseCoopers LLP, the Committee also considered whether the provision of services by the independent registered public accountants is compatible with maintaining the independence of PricewaterhouseCoopers LLP. Following the Committee’s recommendation, the Board has reappointed PricewaterhouseCoopers LLP to audit the Company’s consolidated financial statements and the Company’s internal control over financial reporting for the year ending December 31, 2008.

     Fees billed to the Company by PricewaterhouseCoopers LLP for services rendered during fiscal year 2007 and 2006 were as follows:

	2007	2006
Audit fees	$695,000	$404,000
Audit-related fees	204,000	138,000
Tax fees	156,000	126,000
All other fees	—	—
Total fees	$1,055,000	$668,000

     Audit fees include audits of the annual consolidated financial statements on Form 10-K and reviews of quarterly consolidated financial statements on Form 10-Q, as well as the audit of the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. For 2007, audit fees also consist of services rendered in connection with the informal SEC inquiry and Audit Committee review of expense reporting by certain officers of the Company, as further discussed on pages 14 and 15 of this Proxy Statement. Audit-related fees primarily include regulatory audits, audits of financial statements for certain subsidiaries of the Company, audits of benefit plan financial statements, and consultations concerning accounting standards, reporting standards and internal controls. For 2007, audit-related fees also consist of attest services relating to a Statement of Auditing Standards No. 70 report. Tax fees consist primarily of fees billed for tax compliance and, to a lesser extent, tax advice.

     The Audit Committee has adopted policies and procedures for the pre-approval of all fee estimates and services to be provided by the independent registered public accountants to the Company and its subsidiaries. The Audit Committee’s policy is to pre-approve all auditing services and non-audit services (other than certain de minimus non-audit services as permitted by applicable law) to be provided by the independent registered public accountants. Additionally, each permissible non-audit service provided in 2007 was reviewed and pre-approved by the Audit Committee.

     The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to ratify the appointment of the independent registered public accountants. Proxies solicited by the Board will be voted in favor of ratification unless a shareholder has indicated otherwise on the proxy. If this appointment is not ratified by the shareholders, the Board of Directors will reconsider the appointment.

     The Board of Directors recommends a vote FOR ratification.

SUBMISSION OF SHAREHOLDER PROPOSALS

     A shareholder may submit a proposal for inclusion in the Company’s 2009 Proxy Statement. In order for the proposal to be considered, the Company must receive the proposal no later than December 2, 2008. All proposals must comply with the rules of the Securities and Exchange Commission for eligibility and type of shareholder proposal. Shareholder proposals should be addressed to:

Corporate Secretary
NIC Inc.
25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061

     If a shareholder does not wish to submit a proposal for inclusion in next year’s proxy statement, but instead wishes to present it directly at the 2009 meeting, NIC’s Bylaws require that the Company receive the proposal no later than February 5, 2009, and that the shareholder submitting the proposal be a shareholder of record when the notice of the 2009 annual meeting of shareholders is mailed. Requests for a copy of the Bylaw requirements should be addressed to the Corporate Secretary at the address provided above.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     The Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) portion of this Proxy Statement with management. Based on the Committee’s review and discussions, the Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and the Company’s Annual Report on Form 10-K.

Respectfully submitted,

The Compensation Committee
ART N. BURTSCHER (Chairperson)
JOHN L. BUNCE, JR.
DANIEL J. EVANS
ALEXANDER C. KEMPER
PETE WILSON

COMPENSATION DISCUSSION AND ANALYSIS

PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

     The Company is committed to increasing shareholder value through profitable growth and the execution of specific strategies. Superior performance by our executive team is essential to these goals, so we have structured our executive pay programs to attract and retain talented, highly-qualified executives. For the fiscal year ended December 31, 2007, our Named Executive Officers (“NEOs”) were as follows:

Name	Title
Jeffery S. Fraser	Chairman and Chief Executive Officer
Stephen M. Kovzan	Chief Financial Officer
Harry H. Herington	President
William F. Bradley, Jr.	Chief Operating Officer and General Counsel
Samuel R. Somerhalder	Former Chief Administrative Officer
Eric J. Bur	Former Chief Financial Officer

     Mr. Fraser retired as Chief Executive Officer of the Company, effective February 4, 2008. Upon Mr. Fraser’s retirement, the Board of the Directors appointed Mr. Herington, who was the President of the Company, as Chief Executive Officer. Mr. Somerhalder retired as Chief Administrative Officer of the Company, effective September 15, 2007. Mr. Bur resigned as Chief Financial Officer of the Company, effective June 25, 2007. The Company appointed Mr. Kovzan, who was the Vice President of Financial Operations and Chief Accounting Officer of the Company, as Chief Financial Officer, effective August 16, 2007.

     The Company’s Compensation Committee (“the Committee”) has adopted a straightforward approach to executive compensation, whereby the material components of pay other than base salary are tied to the Company’s overall financial performance. This approach reinforces the Company’s commitment to collaboration for the benefit of the Company, particularly among its most senior executives. At its core, the Company’s executive compensation program is comprised of base salary and incentives, both annual and long-term. The Committee structures these core elements to align executive and shareholder interests, by fostering a team-based environment that recognizes the Company’s entrepreneurial history and strong record of financial performance.

MATERIAL COMPONENTS OF THE COMPANY’S 2007 EXECUTIVE COMPENSATION PROGRAM

     Base salaries are reviewed annually by the Committee with consideration given to an executive’s level of influence, scope of responsibility, individual performance and potential, tenure with the Company, and prior experience. The Committee also considers competitive pay information, referencing market benchmarks provided by Mercer Consulting (“Mercer”), the Company’s external compensation consultant. Historically, the Committee has intended to set base salaries at or near the market median.

     In 2007, the differences in executive base salaries primarily reflected differences in levels of influence and scope of responsibility. Mr. Fraser was the highest-paid of all the NEOs in 2007 given his responsibility for the overall performance of the Company as Chief Executive Officer. Mr. Herington’s base salary was closely aligned with Mr. Fraser’s, since he and Mr. Fraser shared many organization-wide responsibilities. Base salaries for Mr. Kovzan, the Company’s Chief Financial Officer, and Mr. Bradley, the Company’s Chief Operating Officer and General Counsel, reflect similar levels of influence and scope of responsibility. During 2007, Mr. Herington reported directly to Mr. Fraser, and Messrs. Kovzan and Bradley reported directly to Mr. Herington.

     For 2007, base salaries for Messrs. Fraser and Herington were not adjusted from 2006 levels, because management and the Committee were reviewing the Company’s executive compensation program (see “New Executive Compensation Program” below for further discussion). In November 2007, the Committee increased annual base salaries for Messrs. Kovzan and Bradley as follows:

  For Mr. Kovzan, an annual base salary increase from $183,750 to $250,000. Mr. Kovzan was officially appointed to Chief Financial Officer in August 2007, and had previously served as the Company’s Vice President of Financial Operations and Chief Accounting Officer since September 2000. In establishing Mr. Kovzan’s new base salary, the Committee considered (i) that Mr. Kovzan had assumed many of the responsibilities of a chief financial officer prior to the June 2007 departure of the Company’s previous Chief Financial Officer, (ii) that Mr. Kovzan did not receive a salary increase upon his August 2007 promotion to Chief Financial Officer, and (iii) Mr. Kovzan’s current and potential impact on the overall strategic direction of the Company.

  For Mr. Bradley, an annual base salary increase from $220,500 to $250,000. In establishing Mr. Bradley’s new base salary, the Committee took into consideration the increased level of influence and scope of responsibility of Mr. Bradley’s position, given his assumption of the human resource function and other administrative duties upon the September 2007 retirement of the Company’s Chief Administrative Officer. The Company does not plan to reestablish the position of Chief Administrative Officer.

     These changes were made retroactive to May 1, 2007 to align with the Company’s salary planning cycle.

     Annual cash incentives place a portion of an executive’s annual compensation at risk to encourage behavior and drive results that create value for the Company in the near term. For 2007, annual incentive awards were based upon the Company’s pre-established annual operating income goal, as derived from the Company’s annual budget approved by the Board of Directors. With respect to the likelihood of the Company achieving its annual budget goals, the Company establishes ambitious, yet achievable, annual budgets, whereby approximately half of actual results would fall above (or below) budgeted performance.

     Actual awards were calculated as a percentage of an executive’s base salary as of May 1, 2007. For each of the NEOs, the Committee established an annual incentive of 35% of base salary for achieving the Company’s pre-established operating income goal for fiscal 2007 of approximately $13.2 million. The Committee set this percentage of base salary several years ago to provide the Company’s executive officers with annual incentive compensation approximating one-third total annual cash compensation. Each of the NEOs had the same target incentive to underscore the Company’s commitment to executive collaboration. The Company acknowledges that this approach differs from prevailing market practice (whereby target incentives are differentiated by position), but maintains that this approach has proven effective in driving achievement of the Company’s near-term business objectives.

     After the end of the fiscal year, the Committee determined to what extent the Company had achieved the performance goal. The Committee determined each participant’s bonus based upon the Company’s actual results. The Committee retains sole discretion to reduce or eliminate a participant’s bonus to reflect either (i) the participant’s performance or (ii) unanticipated factors. The Committee does not have the ability to increase the amount of any bonus as so determined under the Plan. The Committee does have the authority to award discretionary bonuses outside the terms of the Plan; no such awards were made to NEOs in 2007. Executives do not receive any incentive payment if the Company fails to achieve its pre-established annual operating income goal, unless otherwise provided at the Committee’s discretion, and no payments are awarded for performance in excess of the pre-established annual operating income goal.

     Annual incentive payments equaling 35% of base salary were paid to Messrs. Fraser, Kovzan, Herington and Bradley in early 2008 based on the Company exceeding (by approximately $2.9 million) its 2007 operating income goal of approximately $13.2 million. Mr. Somerhalder’s 2007 incentive compensation was prorated to reflect his retirement on September 15, 2007. Mr. Bur resigned his position with the Company during 2007 and, therefore, did not receive annual incentive compensation. The annual cash incentive plan payouts for 2007 were as follows:

Name	2007 Annual Cash Incentive Payout
Jeffery S. Fraser	$113,750
Stephen M. Kovzan	$87,500
Harry H. Herington	$110,250
William F. Bradley, Jr.	$87,500
Samuel R. Somerhalder	$54,665
Eric J. Bur	$—

     Long-term equity-based incentives are designed to strengthen key employees’ long-term commitment to the success of the Company, promote ownership in the Company by management, stimulate employee efforts on behalf of the Company, help the Company attract new employees with skills that are in high demand, and retain highly-valued employees who make significant contributions that increase shareholder value. Historically, long-term equity-based incentives have not been explicitly tied to the Company’s financial performance.

     In keeping with the general practice in the high technology industry, the Company historically granted stock options as long-term incentive compensation for executive officers and management-level employees. The Company has never “timed” the granting of stock options with the release of material, non-public information for the purpose of improperly affecting the value of stock options granted to executives. Since August 2003, no stock options have been granted to the NEOs, with the exception of Mr. Fraser, who has been granted stock options in his role as a member of the Board of Directors.

     In 2006, the Committee instituted a new restricted stock award program for executive officers and management-level employees. The Committee believes that restricted stock awards are superior to stock options in providing equity-based incentives to employees because they provide more predictable long-term rewards and better promote long-term ownership in the Company. Service-based restricted stock awards generally vest over four years in equal annual installments, and unvested shares are subject to forfeiture upon termination of employment with the Company. In the event of a dissolution, liquidation or sale of all or substantially all of the assets of the Company, or if the Company is not the surviving corporation in any merger, consolidation, or reorganization, any restricted shares not otherwise fully vested automatically vest immediately prior to the effective date of the transaction. However, no such acceleration would occur if and to the extent: (i) the Company’s restricted stock award program is, in connection with the transaction, assumed by the successor corporation (or parent thereof), or (ii) the restricted shares are replaced with a cash incentive program of the successor corporation which preserves the fair market value of the shares at the time of the transaction and provides for subsequent pay-out in accordance with the initial vesting schedules of the restricted shares.

     In 2007, Mr. Herington was granted 4,318 restricted shares ($25,000 at grant), which vest in four equal annual installments, pursuant to his October 2006 election to the Company’s Board of Directors. On February 4, 2008, Mr. Kovzan also received a grant in connection with his appointment in August 2007 as Chief Financial Officer, of 60,000 restricted shares of NIC common stock, which vest in four equal annual installments. However, no other NEO received restricted stock in 2007, as the Company forewent annual equity awards pending a review of past practice in its efforts to tailor a more comprehensive approach going forward (see “New Executive Compensation Program” below for more discussion).

EXECUTIVE PERQUISITES

     Other components of executive compensation beyond base salary, annual cash incentives and long-term equity-based incentives include the perquisites discussed below. With respect to these perquisites, the Committee considered the relative utility of the expense to the executive’s performance, and in some cases, considered the cost of the perquisite versus the cost of alternatives to the perquisite.

     From January 2006 through July 2007, the Company paid monthly rent and utilities for a leased house in the Kansas City metropolitan area for Mr. Fraser to use during his time spent at the Company’s corporate headquarters in Olathe, Kansas, as a more economical alternative than a hotel room. Mr. Fraser is a resident of Wyoming.

     During 2007, the Company provided a leased vehicle and associated maintenance and fuel to each of Messrs. Fraser and Herington in their roles as Chief Executive Officer and President of the Company.

     During 2007, the Company rented a charter aircraft service from a third party provider on an hourly basis that Mr. Fraser used throughout the year for business travel. On occasion, Mr. Fraser’s spouse and/or family members would accompany Mr. Fraser on these business flights. However, the Company incurred no aggregate incremental cost from the charter aircraft service for the inclusion of Mr. Fraser’s spouse and/or family members on these flights.

     During 2007, the Company paid dues for Messrs. Fraser, Bur, Herington and Bradley for the use of a health club near the Company’s corporate headquarters in Olathe, Kansas.

     During 2007, the Company paid the cost of an executive health assessment at the Mayo Clinic in Scottsdale, Arizona for Mr. Fraser.

AGREEMENTS WITH EXECUTIVE OFFICERS

     Each of the Company’s current executive officers has an existing employment agreement that sets forth certain levels of base salary and bonus severance compensation tied exclusively to change-in-control events. These agreements have been in place since 2000, at which time the Committee determined that such provisions, including the right of the executive to trigger severance payments by voluntarily terminating employment after a change in control, were appropriate considering the reasonable possibility of the Company being acquired due to its low stock price and poor financial condition, and considering the volatility and consolidation occurring within the information technology and internet services industries at the time. Summaries of employment agreements for each of the NEOs are included on pages 45 to 47 in this Proxy Statement.

NEW EXECUTIVE COMPENSATION PROGRAM

     In 2006, the Committee directed senior management to conduct a competitive assessment of the Company’s executive compensation program and to develop comprehensive program recommendations going forward. With the approval of the Committee, management engaged Mercer in 2007 to assist in this regard; specifically, management asked Mercer to:

  Review the Company’s current executive compensation program and provide critical feedback;

  Assess executive pay within the context of peer group comparisons; and

  Provide management with the necessary information and design alternatives to develop short- and long-term incentive plans.

     Management’s goal was to complement key components of the existing program, where valid, and introduce new elements, where appropriate. Mercer introduced certain pay philosophies and alternatives that management incorporated into its recommendation to the Committee, namely:

  While individual executives may be above or below targeted pay positioning for each pay component, aggregate positioning in comparison to market should be the primary focus;

  Similarly, while each pay component was compared to market, management’s primary focus was on the total value of the compensation programs relative to market; and

  Finally, Mercer compiled pay data for the five highest-paid executives among identified peer companies (see list of companies below). This data was then aggregated for each peer company to arrive at a “cost of management” figure. These aggregate data were used to understand the relative positioning of the Company’s executive pay levels. This approach accommodated the Company’s unique leadership structure in 2007 (with Mr. Fraser and Mr. Herington sharing certain responsibilities) and mitigated issues of role definition and shared responsibilities common among companies of NIC’s size.

     The following discussion and analysis describes the findings from management’s study, as well as the material components of the new executive compensation program. Management’s study was not referenced for any compensation decisions in fiscal 2007 for the NEOs; rather, this study was used to inform program changes for 2008.

     Peer group composition and market comparisons. Mercer’s approach to peer group selection considered several factors, such as industry focus, business characteristics and operational complexity, to develop an appropriate peer group of companies in the internet & software services, application software, and information technology consulting industries that were appropriately-sized in terms of number of employees, market capitalization and asset base, with annual revenues used as a secondary criterion. The 14 members of the peer group were as follows:

Bankrate (RATE)	Online Resources (ORCC)
CyberSource (CYBS)	Perficient (PRFT)
ePlus (PLUS.PK)	S1 (SONE)
Goldleaf Financial Solutions (GFSI)	SupportSoft (SPRT)
Imergent (IIG)	Tier Technologies (TIER)
Keynote Systems (KEYN)	Vocus (VOCS)
Omniture (OMTR)	WebMD Health (WBMD)

     From a total direct pay perspective, Mercer’s study indicated that NIC’s aggregate pay for its four highest paid executives (as of December 14, 2007, which included new base salaries for Messrs. Kovzan and Bradley, as approved by the Committee in November 2007) was below the market 25th percentile. This positioning was driven mostly by incentive pay, with the largest shortcoming attributable to long-term equity incentive pay (below the 25th market percentile), and to a lesser extent, annual cash incentive pay (between the 25th and 50th market percentiles). The study indicated that base salaries were between the 50th and 75th market percentiles.

     The end product of the Mercer study was an executive compensation program with the following components: base salary, short-term incentive compensation (i.e., annual cash bonus), and a two-pronged, long-term, equity-based incentive plan that includes annual restricted stock grants with (i) a service-based component and (ii) a performance-based component. The compensation program positions total direct compensation around the market 50th percentile, assuming “target” Company performance, as further discussed below, with an emphasis on incentive pay, underlying a stronger pay-for performance relationship than the Company’s 2007 executive compensation program. Under the terms of the program, total incentive compensation granted in any one fiscal year cannot exceed 250% of base salary for the Chief Executive Officer and 200% of base salary for the other NEOs, reflecting differences in level of influence and scope of responsibility for the Chief Executive Officer as compared to the other NEOs.

     Management and Mercer also recommended a non-qualified deferred compensation (NQDC) plan, which is common in the market and serves to replace retirement benefits lost due to limitations of the Internal Revenue Code.

     Base salary. While total direct compensation for 2008 is targeted around the market 50th percentile, aggregate 2008 base salaries have been set by the Committee at or around the market 75th percentile, with consideration given to the Company’s strong financial performance in recent years and historical long-term equity incentive shortfalls. The Committee also considered the increased size of the incentive component of the executives’ compensation in 2008 in establishing the base salary levels. As further discussed above, Mr. Fraser retired as Chief Executive Officer of the Company, effective February 4, 2008. Upon Mr. Fraser’s retirement, the Board of the Directors appointed Mr. Herington, who was the President of the Company, as Chief Executive Officer. Mr. Herington received a raise in base salary in connection with his promotion to $380,000 per year. Also on February 4, 2008, Messrs. Bradley and Kovzan received raises in base salary, each to $260,000 per year. The differences in base salaries among the NEOs were based upon the differences in the scope of their duties and responsibilities. Under the terms of the program, the base salaries of the executive officers are subject to change by the Committee from time to time.

     Annual cash incentive plan design and opportunities. Consistent with the Company’s past rationale for short-term incentive compensation, annual cash incentives place a portion of an executive’s annual compensation at risk to encourage behavior and drive results that create value for the Company’s shareholders in the near term. The annual cash incentive plan for executive officers included in the new executive compensation program measures annual Company performance using the following key financial metrics as performance criteria:

  Operating income - 50% weighting

  Total revenues - 25% weighting

  Cash flow return on invested capital - 25% weighting

     Management and the Committee believe that these metrics drive shareholder value in the near term and reflect a stronger pay-for performance relationship than the Company’s 2007 annual cash incentive plan, which provided for an “all or nothing” payout dependent upon the Company’s achievement of its pre-established annual operating income goal. The definitions of operating income and total revenues are consistent with those terms defined in generally accepted accounting principles and will be derived directly from the face of the consolidated statements of income included in the Company’s Annual Report on Form 10-K for the respective fiscal year. Cash flow return on invested capital is defined as consolidated cash flow from operating activities minus capital expenditures, the difference of which is divided by the difference between total assets and non-interest bearing current liabilities. Consolidated cash flow from operating activities and capital expenditures will be derived from the face of the consolidated statements of cash flows included in the Company’s Annual Report on Form 10-K for the respective fiscal year. Total assets and non-interest bearing liabilities will be derived from the face of the consolidated balance sheets included in the Company’s Annual Report on Form 10-K for the respective fiscal year.

     For 2008, the Committee determined a “target” performance level for the Company for each of the above three performance criteria. Performance of the Company at the target level will result in an annual cash incentive that is 50% of the executive’s base salary. In keeping with the collaboration-based philosophy to executive pay, the Committee assigned the same incentive level as a percentage of base salary for all executives. The Committee also determined a range of possible cash incentives above and below target performance, ranging from 25% of base salary for achieving “threshold” performance to 75% of base salary for achieving “superior” performance. No payments are awarded under the plan if threshold performance is not achieved, and no additional payments are awarded for performance in excess of the superior level. The following table sets forth threshold, target and superior Company performance levels for the performance criteria included in the annual cash incentive plan for 2008:

Performance Levels
Performance Criteria	Threshold	Target	Superior
Operating income	90% of budget	Budget	110% of Budget
Total revenue	95% of budget	Budget	105% of Budget
Cash flow return on invested capital	20%	25%	30%

     Target performance levels for operating income and total revenues are based upon the Company’s annual budget approved by the Board of Directors. Target performance for cash flow return on invested capital is based on the Company’s expected five-year average return on invested capital from 2004 to 2008. With respect to the likelihood of the Company achieving its annual budget goals, the Company establishes ambitious, yet achievable, annual budgets, whereby approximately half of actual results would fall above (or below) budgeted performance. Threshold and maximum performance levels in the table above were recommended by management and approved by the Committee based on the Company’s past performance with respect to these metrics generally and relative to budget.

     The Committee retains sole discretion to reduce or eliminate a participant’s annual cash incentive to reflect either (i) the participant’s performance or (ii) unanticipated factors.

     Long-term, equity-based incentive plan design and opportunities. As determined by the Committee, the Company’s long-term, equity-based incentive plan for executive officers included in the executive compensation program provides for annual restricted stock grants with a service-based component and a Company performance component to compensate executives with regard to the Company’s long-term growth objectives.

Service-based Component

     Under the long-term incentive plan, the annual amount of service-based restricted stock to be awarded to the Chief Executive Officer is 60% of the executive’s annual base salary, and the annual amount to be awarded to the other NEOs is 50% of each executive’s annual base salary, reflecting differences in level of influence and scope of responsibility for the Chief Executive Officer as compared to the other NEOs. Service-based restricted stock awards vest ratably over a four-year service period following the date of grant. There is no performance component tied to the service-based award. Mercer and the Company believe that restricted shares further the alignment of executive interests with those of shareholders, foster share ownership and wealth creation and provide significant retention value.

     On March 4, 2008, the Committee granted the NEOs the following awards of service-based restricted stock for 2008 pursuant to the terms of the long-term incentive plan (the closing market price of the Company’s common stock on March 4, 2008 was $5.86 per share):

Name	Service-Based Restricted Shares
Harry H. Herington	38,908 shares
Stephen M. Kovzan	22,184 shares
William F. Bradley, Jr.	22,184 shares

Performance-based Component

     The performance component of the long-term incentive plan measures long-term Company performance using the following performance criteria:

  Operating income growth (three-year compound annual growth rate) - 25% weighting

  Total revenue growth (three-year compound annual growth rate) - 25% weighting

  Cash flow return on invested capital (three-year average) - 50% weighting

     As compared to the short-term cash incentive plan, the long-term, equity-based incentive plan places a higher weighting on cash flow return on invested capital and a lower weighting on operating income growth, as management and the Committee believe that cash flow return on invested capital is the primary driver of shareholder value over the long term.

     The plan provides for annual grants of restricted stock tied to three-year performance periods. A new three-year period is intended to begin each year. At the end of each three-year period, executives receive a number of shares per a pre-defined schedule of threshold, target and superior Company performance. Each level of performance is associated with a pre-defined payout, expressed as a percentage of base salary. The amount of restricted stock to be awarded at the end of each three-year performance period to the Chief Executive Officer for Company performance at the target levels is 60% of the executive’s base salary, and the amount to be awarded to the other NEOs for Company performance at target levels is 50% of each executive’s annual base salary. The plan incorporates a range of possible equity incentives above and below target performance. For the Chief Executive Officer, this range is from 30% of base salary for achieving threshold performance to 115% of base salary for achieving superior performance. For the other NEOs, this range is from 25% of base salary for achieving threshold performance to 75% of base salary for achieving superior performance. For each performance measure, no shares are awarded if threshold performance is not achieved, and no additional shares are awarded for performance in excess of the superior level. For amounts between the threshold and target levels or between the target and superior levels, straight line interpolation, rounded up to the next whole share, will be used to determine the portion of the award that becomes vested. The following table sets forth threshold, target and superior Company performance levels for the performance criteria included in the long-term incentive plan:

	Performance Levels
Performance Criteria	Threshold	Target	Superior
Operating income growth (three-year compound annual growth rate)	15%	20%	25%
Total revenue growth (three-year compound annual growth rate)	15%	20%	25%
Cash flow return on invested capital (three-year average)	15%	20%	25%

     Performance levels in the table above were recommended by management and approved by the Committee based on the Company’s past and expected future performance. Target performance levels in the table above for operating income growth and total revenue growth are higher than the Company’s performance for those criteria for the three-year period ended December 31, 2007. The target performance level in the table above for cash flow return on invested capital is lower than the Company’s performance for that criterion for the three-year period ended December 31, 2007.

     On March 4, 2008, the Committee granted the NEOs the following awards of performance-based restricted stock for 2008 pursuant to the terms of the long-term incentive plan (the closing market price of the Company’s common stock on March 4, 2008 was $5.86 per share):

Name	Performance-based Restricted Shares (1)
Harry H. Herington	74,573 shares
Stephen M. Kovzan	33,276 shares
William F. Bradley, Jr.	33,276 shares
____________________

(1)	Represents the maximum number of performance-based restricted shares able to be earned by the NEO at the end of the three-year performance period ending December 31, 2010 pursuant to the terms of the long-term incentive plan. The actual number of shares earned will be based on the Company’s performance as indicated above over the three-year period ending December 31, 2010. No shares will be awarded if threshold performance is not achieved, and no additional shares will be awarded for performance in excess of the superior level.

     Non-qualified Deferred Compensation (NQDC). The Company intends to implement a NQDC plan in 2008 designed to restore benefits lost due to limitations imposed by current tax law. This NQDC plan would allow executives to defer receipt and taxation on certain earnings.

COMPENSATION TABLES

     The following Summary Compensation Table sets forth summary information as to compensation received by (i) the persons who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2007, (ii) each of the two other executive officers whose total adjusted compensation exceeded $100,000 during fiscal year 2007 and (iii) an additional person who would otherwise have been included in the Summary Compensation Table except for the fact that such person was not serving as an executive officer of the Company as of December 31, 2007 (collectively, the “named executive officers”).

SUMMARY COMPENSATION TABLE(1)

						Non-	All
						Equity	Other
						Incentive	Compensation
				Stock	Option	Plan	(Including
Name and		Salary	Bonus	Awards	Awards	Compensation	Perquisites)	Total
Principal Position	Year	($)	($)	($)(2)	($)(2)	($)(3)	($)	($)
(a)	(b)	(c)	(d)	(f)	(e)	(g)	(i)	(j)
Jeffery S. Fraser(4)	2007	325,000	—	53,353	62,462	113,750	103,077	657,642
Chairman of the Board and	2006	218,500	110,000	21,668	92,696	113,750	259,392	816,006
Former Chief Executive
Officer

Stephen M. Kovzan(5)	2007	227,917		22,408	8,709	87,500	19,681	366,215
Chief Financial Officer

Harry H. Herington(6)	2007	315,000	—	59,382	43,543	110,250	75,121	603,296
Chief Executive Officer,	2006	310,000	—	21,035	74,614	110,250	33,893	549,792
Director and Former
President

William F. Bradley, Jr.(7)	2007	240,167	—	32,375	21,771	87,500	24,989	406,802
Chief Operating Officer,	2006	217,000	—	13,927	37,307	77,175	7,500	352,909
General Counsel and
Secretary

Samuel R. Somerhalder(8)	2007	156,188	—	18,538	14,515	54,665	29,536	273,442
Former Chief Administrative	2006	217,000	—	13,927	24,871	77,175	6,510	339,483
Officer

Eric J. Bur(9)	2007	147,656	—	19,860	29,028	—	233,757	430,301
Former Chief Financial	2006	232,500	—	14,922	49,743	82,688	7,500	387,353
Officer
____________________

(1)	The “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column has been omitted from the Summary Compensation Table because the Company does not provide a pension program.

(2)	Amounts reported in the Stock Awards and Option Awards columns consist of the dollar amount of compensation cost recognized in the Company’s fiscal 2007 and 2006 consolidated financial statements as prescribed by SFAS No. 123R (revised 2004), “Share-Based Payment.” These amounts include compensation cost recognized in the Company’s consolidated financial statements with respect to unvested stock option and restricted stock awards. However, these amounts do not include an estimate of forfeitures related to service-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award. Upon terminating employment with the Company in August 2007, Mr. Bur forfeited 18,471 unvested restricted shares. Upon retirement from the Company in September 2007, Mr. Somerhalder forfeited 17,239 unvested restricted shares. For additional information relating to the Company’s adoption of SFAS No. 123R on January 1, 2006, including assumptions made in the valuation of stock options and restricted stock awarded to the named executive officers, refer to Note 11 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2007 filed with the Securities Exchange Commission on March 17, 2008.

(3)	For 2007, amount consists of compensation earned in 2007, based on the Company’s fiscal 2007 financial performance, but paid in 2008 under the Company’s annual cash incentive plan. Compensation earned equaled 35% of the named executive officer’s base salary as of May 2007. As approved by the Compensation Committee, Mr. Somerhalder’s 2007 incentive compensation was prorated for the portion of the year he worked prior to his retirement on September 15, 2007. Mr. Bur resigned his position with the Company during 2007 and, therefore, did not receive annual incentive compensation. For 2006, amount consists of compensation earned in 2006, based on the Company’s fiscal 2006 financial performance, but paid in 2007 under the Company’s annual cash incentive plan. Compensation earned equaled 35% of the named executive officer’s base salary as of May 2006. For additional information regarding the Company’s annual cash incentive plan, refer to the discussion under “Annual cash incentives” in the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28.

(4)	For 2007, All Other Compensation for Mr. Fraser consists of the following items:

  Annual retainer for service on Board of Directors - $15,000

  Attendance at quarterly Board meetings - $4,000

  Dividend equivalent of $0.75 per share on 37,878 unvested shares of restricted stock paid by the Company in February 2007 - $28,408

  Company 401(k) matching funds earned in 2007 - $7,750

  Leased vehicle and associated maintenance and fuel paid by the Company – $19,561

  Leased housing and associated utility expenses paid by the Company – $20,447

  Health club dues paid by the Company – $1,176

  Executive health assessment paid by the Company - $6,735

Mr. Fraser’s spouse and other family members were permitted to accompany Mr. Fraser on chartered business flights during 2007. The Company incurred no aggregate incremental cost from the charter aircraft service for the inclusion of Mr. Fraser’s spouse and other family members on these flights.

For additional information regarding Mr. Fraser’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.

(5)	In November 2007, the Compensation Committee approved an increase in the annual base salary and potential annual cash incentive compensation for Mr. Kovzan for fiscal year 2007 in connection with the Committee’s annual review of executive compensation. The Compensation Committee increased Mr. Kovzan’s base salary from $183,750 to $250,000, retroactive to May 1, 2007, and potential annual cash incentive compensation from 20% of his base salary as of May 1, 2007 to 35%. Mr. Kovzan was appointed Chief Financial Officer in August 2007, and had previously served as the Company’s Vice President of Financial Operations and Chief Accounting Officer since September 2000.

For 2007, All Other Compensation for Mr. Kovzan consists of the following items:

Dividend equivalent of $0.75 per share on 15,908 unvested shares of restricted stock paid by the Company in February 2007 - $11,931 Company 401(k) matching funds earned in 2007 - $7,750

For additional information regarding Mr. Kovzan’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.

(6)	For 2007, All Other Compensation for Mr. Herington consists of the following items:

  Annual retainer for service on Board of Directors - $15,000

  Attendance at quarterly Board meetings - $4,000

  Dividend equivalent of $0.75 per share on 36,836 unvested shares of restricted stock paid by the Company in February 2007 - $27,627

  Company 401(k) matching funds earned in 2007 - $7,750

  Leased vehicle and associated maintenance and fuel paid by the Company – $19,568

  Health club dues paid by the Company – $1,176

For additional information regarding Mr. Herington’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.

(7)	In November 2007, the Compensation Committee approved an increase in Mr. Bradley’s annual base salary for fiscal year 2007 to $250,000 from $220,500, retroactive to May 1, 2007, in connection with the Committee’s annual review of executive compensation.

For 2007, All Other Compensation for Mr. Bradley consists of the following items:

Dividend equivalent of $0.75 per share on 22,985 unvested shares of restricted stock paid by the Company in February 2007 - $17,239 Company 401(k) matching funds earned in 2007 - $7,750

For additional information regarding Mr. Bradley’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.

(8)	Mr. Somerhalder retired as Chief Administrative Officer effective September 15, 2007, and did not receive any severance in conjunction with his retirement.

For 2007, All Other Compensation for Mr. Somerhalder consists of the following items:

  Dividend equivalent of $0.75 per share on 22,985 unvested shares of restricted stock paid by the Company in February 2007 - $17,239

  Accrued but unused vacation paid out in conjunction with Mr. Somerhalder’s retirement - $12,297

For additional information regarding Mr. Somerhalder’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.

(9)	Mr. Bur resigned as Chief Financial Officer of the Company effective June 25, 2007. In connection with Mr. Bur’s resignation, the Company and Mr. Bur agreed that Mr. Bur would receive his then current annual base salary of $236,250 for one year, beginning June 25, 2007; paid as regular payroll until August 15, 2007, with the remaining amount together with accrued vacation paid in a lump sum on July 13, 2007. Mr. Bur remained an employee of the Company until August 15, 2007 to permit any shares of restricted stock or options that vest by that date to vest and be exercised.

For 2007, All Other Compensation for Mr. Bur consists of the following items:

Dividend equivalent of $0.75 per share on 24,627 unvested shares of restricted stock paid by the Company in February 2007 - $18,470 Severance pay, including accrued vacation - $215,287

For additional information regarding Mr. Bur’s compensation, refer to the discussion under the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 27.

GRANTS OF PLAN-BASED AWARDS IN LAST FISCAL YEAR

     The following table sets forth information concerning grants of restricted stock awards and incentive plan awards to the named executive officers during the fiscal year ended December 31, 2007.

		Estimated Possible						All Other	All Other
		Payouts Under			Estimated Future			Stock	Option
		Non-Equity Incentive			Payouts Under Equity			Awards:	Awards:		Grant Date
		Plan Awards			Incentive Plan Awards			Number	Number of	Exercise or	Fair Value
								of Shares	Securities	Base Price	of Stock
		Thres-		Maxi-	Thres-		Maxi-	of Stock	Underlying	of Option	and Option
		hold	Target	mum	hold	Target	mum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)(2)	($)(2)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jeffery S. Fraser	01-01-07	—	113,750	113,750	—	—	—	—	—	—	—
Stephen M. Kovzan	01-01-07	—	87,500	87,500	—	—	—	—	—	—	—
Harry H. Herington	01-01-07	—	110,250	110,250	—	—	—	—	—	—	—
	05-01-07 (1)	—	—	—	—	—	—	4,318	—	—	25,000
William F. Bradley, Jr.	01-01-07	—	87,500	87,500	—	—	—	—	—	—	—
Samuel R. Somerhalder	01-01-07	—	77,175	77,175	—	—	—	—	—	—	—
Eric J. Bur	01-01-07	—	82,688	82,688	—	—	—	—	—	—	—
____________________

(1)

Represents a grant of restricted stock to Mr. Herington by the Board of Directors pursuant to the Company’s policy on director compensation, which provides that, upon first joining the Board, any new director will receive an award of restricted stock with an equivalent fair market value of $25,000 on the date of the award. Mr. Herington was appointed to NIC’s Board on October 19, 2006, but the Board inadvertently failed to approve the restricted stock grant to Mr. Herington at that time. The number of shares of stock (4,318) was determined based on the closing price of Common Stock on May 1, 2007 ($5.79 per share). The grant vests in four equal annual installments beginning on October 19, 2007.

(2)

Consists of the target amount and maximum amount of 35% of base salary that could be earned pursuant to the Company’s annual cash incentive plan if the Company achieved its pre-established operating income goal for fiscal 2007. Under the plan, the Compensation Committee retains sole discretion to reduce or eliminate a participant’s bonus to reflect either (i) the participant’s performance or (ii) unanticipated factors. The Company achieved its pre-established operating income goal for fiscal 2007, and the Compensation Committee approved the payment of such amounts to Messrs. Fraser, Kovzan, Herington and Bradley. As approved by the Compensation Committee, Mr. Somerhalder’s incentive compensation totaling $54,665 was prorated for the portion of the year he worked prior to his retirement on September 15, 2007. Mr. Bur resigned his position with the Company during 2007 and, therefore, did not receive annual incentive compensation. For additional information regarding the Company’s management profit sharing program, refer to the discussion under “Annual cash incentives” in the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The following table sets forth information concerning outstanding stock option and restricted stock awards for the named executive officers at December 31, 2007.

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
			Equity			Number		Awards:	or Payout
			Incentive			of		Number of	Value of
			Plan			Shares	Market	Unearned	Unearned
		Number of	Awards:			or	Value of	Shares,	Shares,
	Number of	Securities	Number of			Units of	Shares or	Units or	Units or
	Securities	Underlying	Securities			Stock	Units of	Other	Other
	Underlying	Unexercised	Underlying			That	Stock	Rights	Rights
	Unexercised	Options	Unexercised	Option		Have	That	That	That
	Options	(#)	Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
	(#)	Unexercis-	Options	Price	Expira-	Vested	Vested	Vested	Vested
Name	Exercisable	able	(#)	($)	tion Date	(#)	($)(1)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffery S. Fraser (2)	150,000	—	—	3.34	08-01-08	28,409	239,772	—	—
	20,000	—	—	7.67	11-10-08	—	—	—	—
	18,750	6,250	—	4.15	11-05-09	—	—	—	—
	5,000	5,000	—	6.16	11-08-10		—	—	—
Stephen M. Kovzan (3)	7,500	—	—	3.04	08-01-08	11,931	100,698	—	—
Harry H. Herington (4)	150,000	—	—	3.04	08-01-08	30,866	260,509	—	—
William F. Bradley, Jr. (5)	—	—	—	—	—	17,239	145,497	—	—
____________________

(1)	The closing sales price per share of the Company’s Common Stock on December 31, 2007, was $8.44.

(2)	At December 31, 2007, Mr. Fraser directly owned the following unvested restricted stock awards and unvested stock options to purchase Common Stock:

	(i)	25,409 shares of restricted stock, which vest in three remaining equal annual installments beginning on July 28, 2008. These shares were forfeited upon Mr. Fraser’s retirement on February 4, 2008, as this award was granted in his role of Chief Executive Officer in 2006.

	(ii)	3,000 shares of restricted stock, which vest in three remaining equal annual installments beginning on October 19, 2008.

	(iii)	6,250 options with an exercise price of $4.15 per share, which become exercisable on November 5, 2008; and

	(iv)	5,000 options with an exercise price of $6.16 per share, which become exercisable in two remaining equal annual installments on November 8, 2008.

(3)	At December 31, 2007, Mr. Kovzan owned 11,931 shares of unvested restricted stock which vest in three remaining equal annual installments beginning on July 28, 2008.

(4)	At December 31, 2007, Mr. Herington directly owned the following unvested restricted stock awards:

	(i)	24,627 shares of restricted stock, which vest in three remaining equal annual installments beginning on July 28, 2008.

	(ii)	3,000 shares of restricted stock, which vest in three remaining equal annual installments beginning on October 19, 2008.

	(iii)	3,239 shares of restricted stock, which vest in three remaining equal annual installments beginning on October 19, 2008.

(5)	At December 31, 2007, Mr. Bradley owned 17,239 shares of unvested restricted stock which vest in three remaining equal annual installments beginning on July 28, 2008.

OPTION EXERCISES AND STOCK VESTED IN LAST FISCAL YEAR

     The following table sets forth information concerning stock option exercises and shares of restricted stock acquired on vesting by the named executive officers during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of		Number
	Shares	Value	of Shares
	Acquired	Realized on	Acquired	Value Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Jeffery S. Fraser	—	—	9,469	64,181
Stephen M. Kovzan	7,500	19,969	3,977	26,805
Harry H. Herington	—	—	10,288	70,090
William F. Bradley, Jr.	37,500	133,125	5,746	38,728
Samuel R. Somerhalder	12,500	50,500	5,746	38,728
Eric J. Bur	50,000	208,500	6,156	41,491

     The “Pension Benefits” and “Non-qualified Deferred Compensation” tables have been omitted because NIC does not provide such compensation.

EXECUTIVE OFFICERS

     Below is certain information regarding the executive officers of the Company who are not directors. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Positions with the Company
William F. Bradley, Jr.	53	Chief Operating Officer, General Counsel
		and Secretary
Stephen M. Kovzan	39	Chief Financial Officer

     William F. Bradley, Jr. has served as the Company’s Secretary since May 1998, General Counsel since July 1998 and Chief Operating Officer since May 2006. In addition, Mr. Bradley served as a director from May 1998 to February 1999. From January 1995 to the present, he has served in various executive capacities with the Company’s subsidiaries. Prior to joining the Company, he was engaged in the private practice of law in Kansas for fourteen years. Mr. Bradley served as a director of E-Filing.com, Inc., a provider of online filing applications for legal services in which NIC Inc. previously owned a minority equity interest, until June 2004. Mr. Bradley holds a B.A. degree from the University of Kansas and a J.D. degree from the University of Kansas School of Law.

     Stephen M. Kovzan has served as the Company’s Chief Financial Officer since August 2007. Mr. Kovzan joined the Company in October 1999 and served as the Company’s Controller until September 2000, at which time he became the Company’s Vice President of Financial Operations and Chief Accounting Officer, serving as such until August 2007. Prior to joining the Company, Mr. Kovzan served as a business assurance manager with PricewaterhouseCoopers LLP. Mr. Kovzan is a Certified Public Accountant and holds a B.S. in business administration degree from the University of Tulsa and an M.S. in business degree from the University of Kansas.

BENEFIT PLANS

2006 STOCK OPTION AND INCENTIVE PLAN

     The 2006 Stock Option and Incentive Plan (“Plan”) amended and restated the 2004 Stock Option Plan (“2004 Plan”). The primary purpose of the Plan is to provide for awards of restricted stock in addition to stock options. The Plan did not change the number of shares that had been reserved for issuance under the 2004 Plan.

     Prior to the Plan, the 2004 Plan had amended and restated the 1998 Stock Option Plan (“1998 Plan”). The 2004 Plan did not change the number of shares that had been reserved for issuance under the 1998 Plan. Options granted under the 1998 Plan are subject to the terms of the 1998 Plan as it existed when the options were granted, and options granted under the 2004 Plan are subject to the terms of the 2004 Plan as it existed when the options were granted.

     The 1998 Plan was adopted and approved by the Board and the Company’s shareholders in May 1998, at which time a total of 4,643,377 shares of Common Stock were reserved for issuance under this plan. In November 1998, the 1998 Plan was amended to reserve a total of 7,893,741 shares of Common Stock for issuance under this plan. In May 1999, the 1998 Plan was amended to reserve a total of 9,286,754 shares of Common Stock for issuance under this plan.

     Since inception of the Plan in May 1998 through December 31, 2007, stock option exercises and restricted stock vestings have totaled 6,233,511 shares. At December 31, 2007, options to purchase 1,175,500 shares of Common Stock granted under the 1998 Plan and 2004 Plan were outstanding at a weighted average exercise price of $4.49 per share. Outstanding options to purchase an aggregate of 433,000 shares were held by employees who are not officers or directors of the Company. At December 31, 2007, unvested restricted shares totaling 489,416 shares of Common Stock granted under the Plan were outstanding.

     At December 31, 2007, a total of 1,388,327 shares were available for future grants under the 2006 Plan.

SDR 1999 STOCK OPTION PLAN

     In connection with the Company’s acquisition of SDR Technologies, Inc. in May 2000, the Company adopted the 1999 Stock Option Plan of SDR Technologies, Inc. (the “SDR Plan”). Options to purchase 227,566 shares were granted in connection with the acquisition of SDR. At December 31, 2007, options to purchase 14,683 shares of Common Stock granted under the SDR Plan were outstanding at a weighted-average exercise price of $2.03 per share. No options in addition to those granted at the close of the SDR transaction will be granted under this plan. The SDR Plan is administered by the Compensation Committee of the Board.

     Unless earlier terminated by the Board of Directors, the plan will terminate at the close of business on December 31, 2009. Termination of the plan will not affect any option previously granted.

STOCK PURCHASE PLAN

     The Stock Purchase Plan was approved by the Board of Directors and the Company’s shareholders in May 1999. The Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code in order to provide the Company’s employees with an opportunity to purchase shares of the Company’s stock through payroll deductions. An aggregate of 2,321,688 shares of Common Stock has been reserved for issuance and are available for purchase under the Stock Purchase Plan, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Company’s Common Stock or its capital structure. At December 31, 2007, 284,556 shares of Common Stock had been purchased by employees under the plan.

     All employees of the Company and of its affiliates who have been employed for a continuous period, as determined by the Board or committee administering the Stock Purchase Plan, but which will not exceed two years preceding the offering are eligible to participate in the Stock Purchase Plan, provided that no employee of the Company or of its affiliates whose customary employment is for less than five months in any calendar year and less than 20 hours per week are eligible to participate in the Stock Purchase Plan. Non-employee directors, consultants, and employees subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical their participation in a stock purchase plan are not eligible to participate in the Stock Purchase Plan.

     The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the complete authority to make awards and will designate offering periods not to exceed 27 months. The Compensation Committee will establish one or more purchase dates during an offering period during which stock purchase rights may be exercised and Common Stock may be purchased.

     In the event the Company dissolves, liquidates, merges or consolidates through a merger in which the Company is not the surviving corporation, effectuates a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding prior to the merger are converted into other property, whether in the form of securities, cash or otherwise, or are acquired by any person, entity or group, as defined by the Exchange Act or any successor provisions, holding at least 50% of the Company’s combined voting power, then, the Board or committee administering the Stock Purchase Plan may (a) allow the surviving or acquiring corporation to assume the outstanding rights or substitute similar rights for those participating under the Stock Purchase Plan, (b) have the existing rights under the Stock Purchase Plan remain in full force and effect or (c) allow those participating under the Stock Purchase Plan to use their accumulated payroll deductions to purchase the Company’s Common Stock immediately prior to the transactions described above, provided that their rights under the ongoing offering period will be terminated.

     A participating employee is granted a purchase right by which shares of the Company’s Common Stock may be purchased during any offering period at the lesser of (a) 85% of the fair market value of the Company’s Common Stock on the date of the commencement of the offer period or (b) 85% of the fair market value of the Company’s Common Stock on the purchase date, which is the last day of the offering period.

     Payroll deductions may range up to 15% of a participant’s regular base pay, exclusive of bonuses, overtime, shift-premiums, commissions, reimbursements or other expense allowances. Participants may not make direct cash payments to their accounts. The Board or committee administering the Stock Purchase Plan may establish the maximum number of the Company’s shares of Common Stock that any employee may purchase under the Stock Purchase Plan during an offering period. The Code imposes additional limitations on the amount of Common Stock that may be purchased during any calendar year.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes the shares reserved for issuance under the Company’s equity compensation plans as of December 31, 2007:

	A	B	C
	Number of securities
	to be issued upon	Weighted average
	exercise of options,	exercise price of	Number of
	warrants and rights	outstanding options,	securities available
	outstanding as of	warrants and rights	for issuance as of
Plan Category	December 31, 2007	shown in column A	December 31, 2007
Equity compensation plans approved by shareholders
—Stock options	1,175,500	$4.49
—Restricted stock	489,416	—
Total	1,664,916		1,388,327
Stock purchase plan	see note (1)	see note (1)	2,037,132
Equity compensation plans not approved by
shareholders (2)	14,683	$2.03	2,399
____________________

(1)

March 31, 2007 was the purchase date of Common Stock for the most recently completed offering period under the Company’s stock purchase plan. Therefore, as of such date, no purchase rights were outstanding. The purchase price for the offering period ended March 31, 2007 was $4.556 per share, and the total number of shares purchased was 52,622.

(2)

In connection with the Company’s acquisition of SDR Technologies, Inc. in May 2000, the Company adopted the 1999 Stock Option Plan of SDR Technologies, Inc. (the “SDR Plan”). Options to purchase 227,566 shares were granted in connection with the acquisition of SDR. However, no options in addition to those granted at the close of the SDR transaction will be granted under this plan. The SDR Plan is administered by the Compensation Committee of the Company’s Board of Directors.

EMPLOYMENT AGREEMENTS AND SEVERANCE PAYMENTS

Jeffery S. Fraser

     Mr. Fraser retired from the Company as Chief Executive Officer effective February 4, 2008. He did not receive any severance pay upon his retirement.

     In connection with his employment agreement with the Company dated July 24, 1998, Mr. Fraser entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Fraser’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Fraser: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

Stephen M. Kovzan

     On September 1, 2000, Stephen M. Kovzan entered into an employment agreement with the Company. Mr. Kovzan currently serves as the Company’s Chief Financial Officer, with a current annual salary of $260,000. Should the Company terminate Mr. Kovzan’s employment without cause, Mr. Kovzan will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date. Cause is defined in the agreement as: (a) indictment or conviction for any felony or crime involving dishonesty; (b) willful participation in any fraud against the Company; (c) willful breach of Mr. Kovzan’s duties to the Company; (d) intentional damage to any of the Company’s property; or (e) conduct by Mr. Kovzan which the Company’s Board of Directors determines to be inappropriate for his position.

     Should the Company terminate Mr. Kovzan’s employment for cause, it must pay Mr. Kovzan all compensation due on the date of termination.

     In the event Mr. Kovzan’s employment is terminated without cause in connection with or in contemplation of a “change in control” of the Company, or if Mr. Kovzan voluntarily terminates his employment within six (6) months of a change of control, Mr. Kovzan is entitled to receive a severance payment equal to the product of the number of full years Mr. Kovzan was employed with the Company times the sum of (a) one month’s salary and (b) one-twelfth times the annual bonus earned by Mr. Kovzan for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Kovzan may be reduced (but not below zero) if such payment is determined by the Company’s certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Code, in which case, the amount payable to Mr. Kovzan shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Kovzan shall vest upon a change of control. Mr. Kovzan commenced employment with the Company on October 25, 1999. Had Mr. Kovzan’s employment been terminated without cause in connection with or in contemplation of a change of control on December 31, 2007 or had Mr. Kovzan voluntarily terminated his employment on such date within six months after a change in control, Mr. Kovzan would have been entitled to a cash severance payment totaling approximately $225,000. Mr. Kovzan did not have any unvested stock options outstanding at December 31, 2007.

     A change of control shall be deemed to have occurred if any person (other than a trustee or a fiduciary holding securities under the Company’s employee benefit plan) who is not a beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act) of 5% or more of the Company’s Common Stock as of the date of Mr. Kovzan’s employment agreement becomes the beneficial owner of 40% or more of the Company’s Common Stock, or the shareholders approve a merger or consolidation of the Company with another company, other than a merger or consolidation in which the shareholders of the Company own 50% or more of the voting stock of the surviving corporation, the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

     Under the terms of his agreement, Mr. Kovzan may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Kovzan entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Kovzan’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Kovzan: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

Harry H. Herington

     On September 1, 2000, Harry H. Herington entered into an employment agreement with the Company. Mr. Herington currently serves as the Company’s Chief Executive Officer, with a current annual salary of $380,000. Should the Company terminate Mr. Herington’s employment without cause, as similarly defined in Mr. Kovzan’s employment agreement, Mr. Herington will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date.

     Should the Company terminate Mr. Herington’s employment for cause, it must pay Mr. Herington all compensation due on the date of termination.

     In the event Mr. Herington’s employment is terminated without cause in connection with or in contemplation of a “change in control” of the Company, as similarly defined in Mr. Kovzan’s employment agreement, or if Mr. Herington voluntarily terminates his employment within six (6) months of a change of control, Mr. Herington is entitled to receive a severance payment equal to the product of the number of full years Mr. Herington was employed with the Company times the sum of (a) one month’s salary and (b) one-twelfth times the annual bonus earned by Mr. Herington for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Herington may be reduced (but not below zero) if such payment is determined by the Company’s certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Code, in which case, the amount payable to Mr. Herington shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Herington shall vest upon a change of control. Mr. Herington commenced employment with the Company on August 4, 1995. Had Mr. Herington’s employment been terminated without cause in connection with or in contemplation of a change of control on December 31, 2007 or had Mr. Herington voluntarily terminated his employment on such date within six months after a change of control, Mr. Herington would have been entitled to a cash severance payment totaling approximately $425,000. Mr. Herington did not have any unvested stock options outstanding at December 31, 2007.

     Under the terms of his agreement, Mr. Herington may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Herington entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Herington’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Herington: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

William F. Bradley, Jr.

     On September 1, 2000, William F. Bradley Jr., entered into an employment agreement with the Company. Mr. Bradley currently serves as the Company’s Chief Operating Officer, General Counsel and Secretary, with a current annual salary of $260,000. Should the Company terminate Mr. Bradley’s employment without cause, as similarly defined in Mr. Kovzan’s employment agreement, Mr. Bradley will not be entitled to severance pay, except as provided in the Company’s severance benefit plan, if any, in effect on the termination date.

     Should the Company terminate Mr. Bradley’s employment for cause, it must pay Mr. Bradley all compensation due on the date of termination.

     In the event Mr. Bradley’s employment is terminated without cause in connection with or in contemplation of a “change in control” of the Company, as similarly defined in Mr. Kovzan’s employment agreement, or if Mr. Bradley voluntarily terminates his employment within six (6) months of a change of control, Mr. Bradley is entitled to receive a severance payment equal to the product of the number of full years Mr. Bradley was employed with the Company times the sum of (a) one month’s salary and (b) one-twelfth times the annual bonus earned by Mr. Bradley for the last complete calendar year or year of employment, whichever is greater. The amount of any severance payment to Mr. Bradley may be reduced (but not below zero) if such payment is determined by the Company’s certified public accountants to be nondeductible by the Company for federal income tax purposes because of Section 280G of the Code, in which case, the amount payable to Mr. Bradley shall be the maximum amount payable without causing such payment to be nondeductible by the Company. In addition, all stock options held by Mr. Bradley shall vest upon a change of control. Mr. Bradley commenced employment with the Company on January 1, 1995. Had Mr. Bradley’s employment been terminated without cause in connection with or in contemplation of a change of control on December 31, 2007 or had Mr. Bradley voluntarily terminated his employment on such date within six months after a change of control, Mr. Bradley would have been entitled to a cash severance payment totaling approximately $338,000. Mr. Bradley did not have any unvested stock options outstanding at December 31, 2007.

     Under the terms of his agreement, Mr. Bradley may terminate his employment with the Company in writing at any time for any reason. In connection with his employment agreement, Mr. Bradley entered into a proprietary information and inventions agreement and a non-competition agreement. Should Mr. Bradley’s employment with the Company terminate for any reason, the agreements provide collectively that Mr. Bradley: (a) will not use any of the Company’s proprietary information without the Company’s prior written consent; (b) will not use any confidential information to compete against the Company or any of the Company’s employees; and (c) will not, for three years following termination, solicit any of the Company’s employees or customers.

Samuel R. Somerhalder

     Mr. Somerhalder retired as Chief Administrative Officer of the Company effective September 15, 2007. Mr. Somerhalder did not receive any severance in conjunction with his retirement. For additional information regarding Mr. Somerhalder’s 2007 compensation, refer to the Summary Compensation Table and related footnote disclosures in this Proxy Statement beginning on page 36.

Eric J. Bur

     Mr. Bur resigned as Chief Financial Officer of the Company effective June 25, 2007. In connection with Mr. Bur’s resignation, the Company and Mr. Bur agreed that Mr. Bur would receive the following:

  Base salary for one year, beginning June 25, 2007; paid as regular payroll until August 15, 2007, with the remaining amount together with accrued vacation paid in a lump sum on July 13, 2007;

  Mr. Bur would remain an employee of NIC until August 15, 2007 to permit any shares of restricted stock or options that vest by that date to vest and be exercised;

  The Company would pay Mr. Bur’s COBRA payments through December 31, 2007. Mr. Bur did not elect COBRA.

     For additional information regarding Mr. Bur’s 2007 compensation, including severance payments, refer to the Summary Compensation Table and related footnote disclosures in this Proxy Statement beginning on page 36.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 29, 2008, certain information about shares of the Company’s Common Stock beneficially owned by (i) each director; (ii) each shareholder who the Company knows is a beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock (based on SEC filings); (iii) the named executive officers, and (iv) all directors and executive officers as a group. Unless otherwise provided in the table below, the mailing address of the 5% beneficial owners is NIC Inc., 25501 West Valley Parkway, Suite 300, Olathe, Kansas 66061.

	Shares Beneficially
	Owned (1)
	Number	Percentage
Ross C. Hartley (2)	22,001,974	34.8%
Jeffery S. Fraser (3)	21,736,699	34.4%
National Information Consortium Voting Trust (4)	21,400,805	33.9%
c/o Jeffery S. Fraser
P.O. Box 4919
Jackson, WY 83001
William F. Bradley, Jr. (5)	48,786	*
Harry H. Herington (6)	255,981	*
Stephen M. Kovzan (7)	82,099	*
John L. Bunce, Jr. (8)	255,160	*
Art N. Burtscher (9)	78,551	*
Daniel J. Evans (10)	183,514	*
Pete Wilson (11)	146,515	*
Alexander C. Kemper (12)	10,128	*
Samuel R. Somerhalder (13)	—	*
Eric J. Bur (14)	4,130	*
All executive officers and directors as a group (12 persons)(15)	23,402,732	37.0%
____________________

*	Less than 1%

(1)

This table is based upon information supplied by officers, directors, principal shareholders and the Company’s transfer agent, and contained in Schedules 13D and 13G filed with the SEC. Unless otherwise noted in the footnotes to this table, the Company believes each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 63,178,882 shares of the Company’s Common Stock outstanding as of February 29, 2008, adjusted as required by the rules promulgated by the SEC.

(2)

Includes 21,400,805 shares of the Company’s Common Stock held of record by the National Information Consortium Voting Trust (“Voting Trust”), of which Messrs. Hartley and Fraser serve as co-trustees and with respect to which they share voting and investment power. Messrs. Hartley and Fraser disclaim beneficial ownership of the shares held of record by the Voting Trust, except to the extent of their pecuniary interest noted herein. Shares beneficially owned by Mr. Hartley also include 569,919 shares directly owned outside the Voting Trust (including 7,000 shares of unvested restricted stock) and 31,250 shares subject to options exercisable within 60 days of February 29, 2008. Mr. Hartley and two of his children have in the aggregate a 25.5% pecuniary interest in the Voting Trust, represented by 4,952,766 shares held of record by the Voting Trust for the benefit of Mr. Hartley, and 499,305 shares held of record by the Voting Trust for the benefit of Mr. Hartley’s children.

(3)

Includes 21,400,805 shares of the Company’s Common Stock held of record by the Voting Trust, of which Messrs. Hartley and Fraser serve as co-trustees and with respect to which they share voting and investment power. Messrs. Hartley and Fraser disclaim beneficial ownership of the shares held of record by the Voting Trust, except to the extent of their pecuniary interest noted herein. Shares beneficially owned by Mr. Fraser also include 315,894 shares directly owned outside the Voting Trust (including 7,000 shares of unvested restricted stock) and 20,000 shares subject to options exercisable within 60 days of February 29, 2008. Mr. Fraser and his family members have in the aggregate a 25.3% pecuniary interest in the Voting Trust, represented by 1,020,866 shares held directly by the Voting Trust for the benefit of a trust, of which Mr. Fraser is the beneficiary, and 4,391,147 shares held directly by the Voting Trust for the benefit of entities of which Mr. Fraser acts as manager. Mr. Fraser disclaims beneficial ownership over 1,848,398 of the shares held by one of these entities.

(4)	Messrs. Hartley and Fraser, co-trustees of the Voting Trust, share voting and investment power with respect to such shares. The Voting Trust shall terminate on the earlier of June 30, 2018, the date Messrs. Hartley and Fraser, as co-trustees, determine to terminate the Voting Trust, or, in the event of a deadlock of the voting trustees that continues for 90 days, the date either voting trustee elects to terminate the Voting Trust. Certain persons have pecuniary interests in the Voting Trust as noted in the footnotes to this table.

(5)	Shares beneficially owned by Mr. Bradley include 48,786 shares directly owned (including 17,239 shares of unvested restricted stock). Mr. Bradley has a 6.7% pecuniary interest in the Voting Trust, represented by 1,433,307 shares directly held by the Voting Trust for the benefit of a trust, of which Mr. Bradley is the beneficiary.

(6)	Shares beneficially owned by Mr. Herington include 105,981 shares directly owned (including 34,866 shares of unvested restricted stock) and 150,000 shares subject to options exercisable within 60 days of February 29, 2008. Mr. Herington and his family members also have in the aggregate a 3.7% pecuniary interest in the Voting Trust, represented by 770,003 shares held of record by the Voting Trust for the benefit of Mr. Herington and his wife, and a total of 25,224 shares held of record by the Voting Trust for the benefit of Mr. Herington’s minor children.

(7)	Shares beneficially owned by Mr. Kovzan include 74,599 shares directly owned (including 71,931 shares of unvested restricted stock) and 7,500 shares subject to options exercisable within 60 days of February 29, 2008.

(8)	Shares beneficially owned by Mr. Bunce include 158,910 shares directly owned (including 7,000 shares of unvested restricted stock) and 96,250 shares subject to options exercisable within 60 days of February 29, 2008.

(9)	Shares beneficially owned by Mr. Burtscher include 32,301 shares directly owned (including 7,000 shares of unvested restricted stock) and 46,250 shares subject to options exercisable within 60 days of February 29, 2008. Mr. Burtscher and his wife also have in the aggregate a 0.5% pecuniary interest in the Voting Trust, represented by 102,641 shares held of record by the Voting Trust for their benefit.

(10)	Shares beneficially owned by Governor Evans include 118,514 shares directly owned (including 7,000 shares of unvested restricted stock) and 65,000 shares subject to options exercisable within 60 days of February 29, 2008.

(11)	Shares beneficially owned by Governor Wilson include 82,765 shares directly owned (including 7,000 shares of unvested restricted stock) and 63,750 shares subject to options exercisable within 60 days of February 29, 2008.

(12)	Shares beneficially owned by Mr. Kemper include 10,128 shares directly owned, including 7,628 shares of unvested restricted stock.

(13)	Mr. Somerhalder and his wife have in the aggregate a 4.1% pecuniary interest in the Voting Trust, represented by 881,734 shares held directly by the Voting Trust for their benefit.

(14)	Shares beneficially owned by Mr. Bur include 4,130 shares directly owned.

(15)	Shares held by all executive officers and directors as a group include 21,400,805 shares held in the Voting Trust, for which Messrs. Fraser and Hartley act as co-trustees, 173,664 shares of unvested restricted stock, and 480,000 shares subject to options exercisable within 60 days of February 29, 2008.

     The SEC requires the Company’s directors and officers, and shareholders who own more than 10% of the Company’s Common Stock, to report their ownership of the Company’s Common Stock and any changes in that ownership to the SEC and NASDAQ. Officers and directors, and shareholders owning more than 10% of the Company’s Common Stock, must provide the Company with copies of all such forms that they file.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on review of the copies of such reports provided to the Company, the Company believes that all required filings in 2007 were made in a timely fashion, except that Mr. Bradley inadvertently failed to timely report the surrendering of shares to the Company to pay income taxes incurred upon the vesting of restricted stock on July 28, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the persons who served on the Company’s Compensation Committee during the last completed fiscal year (Art N. Burtscher, John L. Bunce, Jr., Daniel J. Evans, Alexander C. Kemper and Pete Wilson) (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K.

     None of the Company’s executive officers, during the last completed fiscal year, served as a (i) member of the compensation committee of another entity, one of whose executive officers served on the Company’s Compensation Committee; (ii) director of another entity, one of whose executive officers served on the Company’s Compensation Committee; or (iii) member of the compensation committee of another entity, one of whose executive officers served as the Company’s director.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

     The Company has entered into indemnification agreements with each of the Company’s directors and officers. These indemnification agreements will require the Company to indemnify these individuals to the fullest extent permitted by Colorado law. The Company has also entered into various employment agreements with the Company’s officers. See “Employment Agreements” for a more detailed description.

POLICY AND PROCEDURES WITH RESPECT TO RELATED PERSON TRANSACTIONS

Policy Statement

     The Company recognizes that Related Person Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that NIC decisions are based on considerations other than the best interests of the Company and its shareholders. Nevertheless, NIC recognizes that there are situations where Related Person Transactions may be in, or may not be inconsistent with, the best interests of NIC and its shareholders, including but not limited to situations where NIC may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when NIC provides products or services to Related Persons (as defined below) on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Therefore, NIC has adopted the procedures set forth below for the review, approval or ratification of Related Person Transactions.

Related Person Transactions

     For the purposes of this policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds, or is anticipated to exceed, $120,000 in the aggregate, and in which any Related Person had, has or will have a direct or indirect material interest.

     For purposes of this Policy, a “Related Person” means:

1.	any person who is, or at any time since the beginning of NIC’s last fiscal year was, a director or executive officer of NIC or a nominee to become a director of NIC;

2.	any person who is known to be the beneficial owner of more than 5% of any class of NIC’s voting securities;

3.	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

4.	any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Approval Procedures

     Related Person Transactions that are identified as such prior to their consummation or amendment shall be consummated or amended only if the following steps are taken:

1.	Prior to entering into the Related Person Transaction (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the business unit or function/department leader responsible for the potential Related Person Transaction shall provide notice to the Committee of the facts and circumstances of the proposed Related Person Transaction, including: (i) the Related Person’s relationship to NIC and interest in the transaction, the basis upon which such person is a Related Person and the Related Person’s interest in the transaction (including (A) the Related Person’s position(s) or relationship(s) with, or ownership in, a firm, corporation, or other entity that is a party to, or has an interest in, the transaction, and (B) the dollar amount of the Related Person’s interest in the transaction, which shall be computed without regard to the amount of profit or loss); (ii) the material facts of the proposed Related Person Transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved, the interest rate thereon and other terms thereof; (iii) the benefits to NIC of the proposed Related Person Transaction; (iv) if applicable, the availability of other sources of comparable products or services; (v) an assessment of whether the proposed Related Person Transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and (vi) any other information that would be material to the decision to approve/disapprove the transaction or to impose conditions thereon. In the event the notice is provided to the Committee by someone other than the business unit or function/ department leader responsible for the potential Related Person Transaction, a member of the Committee shall meet with the relevant business unit or function/department leader to confirm and supplement the information provided in the original notice. The Committee will assess whether the proposed transaction is a Related Person Transaction for purposes of this policy.

2.	If the Committee determines that the proposed transaction involves an aggregate amount in excess of $120,000 and is a Related Person Transaction, the proposed Related Person Transaction shall be submitted to the Committee for consideration at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for NIC to wait until the next Committee meeting, to the Chair of the Committee (who will possess delegated authority to act between Committee meetings).

3.	The Committee, or where submitted to the Chair, the Chair, shall consider all of the relevant facts and circumstances available to the Committee or the Chair, including (if applicable) but not limited to: the benefits to NIC; the effect on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Committee shall participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Committee (or the Chair) shall approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of NIC and its shareholders, as the Committee (or the Chair) determines in good faith. The Committee or Chair, as applicable, shall convey the decision to the appropriate persons within NIC.

4.	The Chair of the Committee shall report to the Committee at the next Committee meeting any approval under this policy pursuant to delegated authority.

Ratification Procedures

     The Company’s accounting department, under the supervision of the Chief Financial Officer, shall produce periodic reports as the Chair of the Committee shall direct, but no less often than annually, of any amounts paid or payable to, or received or receivable from, any Related Person, and those reports shall be provided to the Committee to determine if there are any Related Person Transactions that were not previously approved or previously ratified under this policy.

     In the event the Chief Executive Officer or Chief Financial Officer becomes aware, as a result of the reports described above or otherwise, of a Related Person Transaction that has not been previously approved or previously ratified under this policy:

1.	If the transaction is pending or ongoing, it will be submitted to the Committee or Chair of the Committee promptly, and the Committee or Chair shall consider all of the relevant facts and circumstances available to the Committee or the Chair, including (if applicable) but not limited to: the benefits to NIC; the effect on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Committee shall not ratify any Related Person Transaction that is not in the best interests of the Company and its shareholders. Based on this analysis, the Committee or the Chair shall evaluate all options, including but not limited to ratification, amendment or termination of the Related Person Transaction; and

2.	If the transaction is completed, the Committee or Chair shall evaluate the transaction, taking into account the same factors described above, to determine if rescission of the transaction and/or any disciplinary action is appropriate, and shall request an evaluation of NIC’s controls and procedures to ascertain the reason the transaction was not submitted to the Committee or Chair for prior approval and whether any changes to these procedures are recommended.

Review of Ongoing Transactions

     At the Committee’s first meeting of each fiscal year, the Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from NIC of more than $120,000 in the aggregate. Based on all relevant facts and circumstances, taking into consideration NIC’s contractual obligations, the Committee shall determine if it is in the best interests of NIC and its shareholders to continue, modify or terminate the Related Person Transaction.

Charitable Contributions

     Proposed charitable contributions, or pledges of charitable contributions, by NIC to a charitable or nonprofit organization identified on the roster of Related Persons shall be subject to prior review and approval by the Committee at the next Committee meeting or, in those instances in which the Committee, in consultation with the Chief Executive Officer or the Chief Financial Officer, determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, by the Chair. In addition, each named executive officer (as defined above) shall report to the Committee on a quarterly basis, charitable contributions in excess of $120,000, in the aggregate, by NIC’s named executive officers and their spouses to charitable or non-profit organizations identified on the roster of Related Persons.

Disclosure

     All Related Person Transactions that are required to be disclosed in NIC’s filings with the Securities and Exchange Commission, as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations.

     The material features of this policy shall be disclosed in NIC’s annual report on Form 10-K or in NIC’s proxy statement, as required by applicable laws, rules and regulations.

OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented at the meeting. If any other business is properly brought before the Annual Meeting, the proxies in the enclosed form will be voted by the persons voting the proxies.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE ENCOURAGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

WILLIAM F. BRADLEY, JR.
Corporate Secretary
Olathe, Kansas
April 4, 2008

Appendix A

NIC INC. 2006 AMENDED AND RESTATED
STOCK OPTION AND INCENTIVE PLAN

(Article IV, Section A is proposed to be amended to change
9,286,754 shares to 19,286,754 shares as set forth therein)

ARTICLE I. PURPOSE.

A. The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants of the Company, and its Affiliates, if any, may be given an opportunity to benefit from increases in value of the Common Stock of the Company through the grant of Options, Restricted Stock Awards or both.

B. The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

C. All Options granted under the Plan shall be separately designated as Incentive Stock Options or Non-Qualified Stock Options at the time of grant, and in such form as issued pursuant to Article VI, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option or granted pursuant to a Restricted Stock Award, which shall also be in such form as issued pursuant to Article VIII.

D. The Plan is a 2006 amendment and restatement of the National Information Consortium, Inc. 1998 Stock Option Plan, as adopted effective May 5, 1998 and amended November 3, 1998 and May 4, 1999, revised as of August 31, 1999 and amended and restated as of May 4, 2004. Any option granted under the National Information Consortium, Inc. 1998 Stock Option Plan prior to the Plan’s effective date, as provided in Article XV, shall be subject to the terms of the National Information Consortium, Inc. 1998 Stock Option Plan as they existed immediately prior to that effective date.

ARTICLE II. DEFINITIONS.

     “Act” means the Securities Act of 1933, as amended.

     “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     “Award” means either an Option or a Restricted Stock Award.

     “Board” means the Board of Directors of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended, and any Internal Revenue Code adopted in the future to replace the Internal Revenue Code of 1986.

     “Committee” means the Committee of Outside Directors appointed by the Board in accordance with subsection C of Article III to administer the Plan. For any purposes under this Plan, the Committee may be the Compensation Committee of the Company’s Board.

     “Common Stock” means shares of the Company’s common stock, no par value.

     “Company” means NIC Inc., a Colorado corporation.

     “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services as an independent contractor and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

     “Continuous Status as an Employee, Director or Consultant” means that the provision of services to the Company or an Affiliate in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the person remains in the service of the Company, Affiliate or successor in any capacity of Employee, Director or Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave approved by the Company; provided, however, that any such authorized leave of absence shall be treated as Continuous Status as an Employee, Director or Consultant for the purposes of vesting only to the extent as may be provided in the Company’s leave policy. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. The Board, in its sole discretion, shall in all cases determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted or terminated.

     “Covered Employee” means any person who, on the last day of the taxable year, is the chief executive officer (or is acting in such capacity) or is among the four most highly compensated officers (other than the chief executive officer) of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     “Director” means a member of the Board or of the board of directors of an Affiliate.

     “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company as determined under the rules contained in Code Section 3401. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient by itself to constitute “employment” by the Company.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Fair Market Value” means, as of any date, the value of the Common Stock of the Company determined as follows:

     (i) If the Common Stock is readily tradable on an established securities market, the fair market value of the Common Stock on the date of grant means the value determined based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant of the Award, or any other reasonable basis using actual transactions in the Common Stock as reported by such market and consistently applied.

     (ii) If the Common Stock is not readily tradable on an established securities market, the fair market value of the Common Stock on the date of grant means the value determined by a valuation of the Common Stock determined by an independent appraisal that meets the requirements of Section 401(a)(28)(C) of the Code and the regulations thereunder as of a date that is no more than 12 months before the relevant Option grant date.

     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option (as set forth in the Option Agreement) and that qualifies as an Incentive Stock Option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option (as set forth in the Option Agreement) or that does not qualify as an Incentive Stock Option.

     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     “Option” means a stock option granted pursuant to the Plan.

     “Option Agreement” means a written agreement between the Company and a Recipient evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     “Outside Director” means a Director who (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), (ii) is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan) during the taxable year, (iii) has not been an officer of the Company or an “affiliated corporation” at any time, (iv) is not currently receiving direct or indirect remuneration (including any payment in exchange for goods or services) from the Company or an “affiliated corporation” in any capacity other than as a Director, (v) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” for purposes of Rule 4350 of the National Association of Securities Dealers, Inc.

     “Plan” means this NIC Inc. 2006 Amended and Restated Stock Option and Incentive Plan.

     “Purchase Price” is defined in Subsection C of Article VI.

     “Recipient” means an Employee, Director or Consultant, or their transferees, who holds an outstanding Option or Restricted Stock Award.

     “Restricted Stock” means Common Stock awarded to an Employee pursuant to Article VIII that is subject to certain restrictions and a substantial risk of forfeiture.

     “Restricted Stock Agreement” means a written agreement between the Company and a Recipient evidencing the terms, conditions and restrictions of an individual Restricted Stock Award. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.

     “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

ARTICLE III. ADMINISTRATION.

A. The Plan shall be administered by the Board unless and until the Board delegates administration to the Committee, as provided in subsection C of this Article III.

B. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

     (i) To determine, in its sole discretion, from time to time which of the persons eligible under the Plan shall be granted an Award; when and how each Award shall be granted; whether an Option granted will be an Incentive Stock Option or a Non-Qualified Stock Option, or a combination of the foregoing; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Award; the number of shares with respect to which an Award shall be granted to each such person; and all other terms, conditions and restrictions applicable to each such Award or shares acquired upon exercise of an Option not inconsistent with the terms of the Plan.

     (ii) To approve one or more forms of Option Agreement and Restricted Stock Agreement.

     (iii) To construe and interpret, in its sole discretion, the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

     (iv) To amend, modify or otherwise change in any manner the Plan or an Award as provided in Article XIII and to suspend or terminate the Plan as provided in Article XIV.

     (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

     All decisions, determinations and interpretations of the Board shall be final, binding and conclusive on any Recipient and any other person with an interest in the Plan or in an Award and on any Affiliate.

C. The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) of its members, all of the members of which Committee shall be Outside Directors. The Committee may be the Board’s Compensation Committee. Furthermore, notwithstanding anything in this Article III to the contrary, the Board shall delegate administration of the Plan to the Committee for any grant of an Award to an eligible person who is a Covered Employee or who is expected to be a Covered Employee at the time of recognition of income resulting from such Award with respect to either of whom the Company wishes to avoid the application of Section 162(m) of the Code.

     Notwithstanding anything in this Article III to the contrary, at any time the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Awards to eligible persons who (i) are not then subject to Section 16 of the Exchange Act and (ii) are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (B) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code.

     In the event that any administration of the Plan is delegated to the Committee under this Article III, the Committee shall have, during such delegation and in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and, upon abolition administration of the Plan shall revert automatically, without any further action on the Board’s part, to the Board.

D. Notwithstanding anything in this Article III to the contrary, at any time the Board may also delegate to any proper Officer the authority to grant Awards, without further approval of the Board, to eligible persons who (i) are not then subject to Section 16 of the Exchange Act and (ii) are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (B) not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Code; provided, however, that (i) the exercise price per share of each Option Award shall be equal to the Fair Market Value of such stock at the date of grant, and (ii) each Option Award shall be subject to the terms and conditions of the standard form of Option Agreement approved by the Board and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board.

E. No member of the Board or of any committee constituted under this Article III or any Officer acting pursuant to this Article shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Award.

ARTICLE IV. SHARES SUBJECT TO THE PLAN.

A. Subject to the provisions of Article XII relating to adjustments upon changes in stock, the amount of stock that may be issued pursuant to Awards shall not exceed in the aggregate [nine million two hundred eighty-six thousand seven hundred fifty-four (9,286,754)] nineteen million two hundred eighty-six thousand seven hundred fifty-four (19,286,754) shares of the Common Stock. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares not acquired underlying such Award shall revert to and again become available for issuance under the Plan.

B. The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ARTICLE V. ELIGIBILITY.

A. Incentive Stock Options may be granted only to Employees. Non-Qualified Stock Options and Restricted Stock may be granted only to Employees, Directors or Consultants.

B. No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of any of its Affiliates (a “Ten Percent Stockholder”), unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

C. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Recipient during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

D. Subject to the provisions of Article XII relating to adjustments upon changes in stock, no person shall be eligible to be granted Awards covering more than two hundred thousand (200,000) shares of the Common Stock in any calendar year.

ARTICLE VI. TERMS OF OPTIONS.

     Each Option shall be evidenced by an Option Agreement in such form and shall contain such terms and conditions as the Board shall deem appropriate. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement or by communicating with the Company in such manner as the Company may authorize. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof or as specifically set forth in the Option Agreement or otherwise) the substance of each of the following provisions:

A. Term. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted. However, in the case of an Incentive Stock Option granted to a Recipient who, at the time the Option is granted, is a Ten Percent Stockholder (as described in subsection B of Article V), the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

B. Price. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-Qualified Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

C. Consideration. The purchase price of stock acquired pursuant to an Option (the “Purchase Price”) shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or check at the time the Option is exercised, or (ii) as set forth in the Option Agreement (or in the case of a Non-Qualified Stock Option, as subsequently determined in the discretion of the Board or the Committee) (A) in shares of Common Stock duly endorsed over to the Company (which shares shall have been owned by the Option holder for at least six (6) months prior to such exercise and, for purposes of this paragraph, be valued at their Fair Market Value as of the business day immediately preceding the date of such exercise), (B) by written direction to an authorized broker to sell the shares of Common Stock purchased pursuant to such exercise immediately for the account of the Option holder and pay an appropriate portion of the proceeds thereof to the Company, (C) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the Recipient in any other form of legal consideration that may be acceptable to the Board, or (D) any combination of such methods of payment which together amount to the full exercise price of the shares purchased pursuant to the exercise of the Option. For purposes of this subsection C, the Purchase Price shall include the amount of the full exercise price of the Common Stock shares purchased pursuant to the exercise of the Option plus the minimum amount, if any, of any applicable taxes which the Company is required to withhold.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement. No deferred payment arrangement shall be permitted if the exercise of an Option for such a deferred payment would be a violation of any law or cause the Plan to be deemed a “nonqualified deferred compensation plan”, as defined in Section 409A of the Code.

D. Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Recipient only by such Recipient or by his attorney-in-fact or conservator, unless such exercise by the attorney-in-fact or the conservator of the Recipient would disqualify the Incentive Stock Option as such. Unless the Board otherwise specifies, a Non-Qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Recipient only by such person or by his attorney-in-fact or conservator.

     Notwithstanding the foregoing, the Recipient may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Recipient, shall thereafter be entitled to exercise the Option.

E. Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. Unless otherwise specified in an Option Agreement, the shares of stock underlying an Option grant shall vest in four equal amounts: the first installment will be first exercisable on the six (6)-month anniversary of the option grant date and each succeeding installment will be first exercisable one (1) year from the date that the immediately preceding installment became exercisable. Any vesting schedule can be accelerated in the discretion of the Board, unless otherwise specified in the Option Agreement.

F. Termination of Employment or Relationship as a Director or Consultant. In the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Recipient’s death or disability), the Recipient may exercise his or her Option (to the extent that the Recipient was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Recipient’s Continuous Status as an Employee, Director or Consultant (or, such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Recipient is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified in the Option Agreement or in this Plan, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan. The above terms shall apply only if the specific Option grant is silent on the above issues; however, a specific Option grant may provide for different terms in the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Recipient’s death or disability).

G. Disability of Recipient. In the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Recipient’s disability, as defined in Section 22(e)(3) of the Code, the Recipient may exercise his or her Option (to the extent that the Recipient was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or, such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination of Continuous Status, the Recipient is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Recipient does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan. The above terms shall apply only if the specific Option grant is silent on the above issues; however, a specific Option grant may provide for different terms in the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Recipient’s disability.

H. Death of Recipient. In the event of the death of a Recipient during, or within a period specified in the Option after the termination of, the Recipient’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Recipient was entitled to exercise the Option at the date of death) by the Recipient’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Recipient’s death pursuant to subsection D of Article VI, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or, such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Recipient was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan. The above terms shall apply only if the specific Option grant is silent on the above issues; however, a specific Option grant may provide for different terms in the event a Recipient’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Recipient’s death.

I. Responsibility for Option Exercise. A Recipient is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time under the Plan. By signing or accepting an Option Agreement a Recipient (and any person to whom the Option under that Option Agreement is transferred) acknowledges that information regarding the procedures and requirements for the exercise of that Option is available upon such Recipient’s or person’s request to the Board. The Company shall have no duty or obligation to notify any Recipient of the expiration of any Option.

ARTICLE VII. REPRICING, CANCELLATION AND RE-GRANT OF OPTIONS.

     The Board or the Committee shall not effect at any time directly or indirectly the repricing of any outstanding Options, including without limitation a repricing by the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different amount of shares of stock. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-Qualified Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

ARTICLE VIII. RESTRICTED STOCK AWARDS

A. The Board is authorized to make Awards of Restricted Stock to any Recipient selected by the Board in such amounts and subject to such terms and conditions as determined by the Board. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Agreement.

B. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Board may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Board determines at the time of the grant of the Award or thereafter.

C. All Awards of Restricted Stock shall be subject to a “substantial risk of forfeiture” as defined by Section 409A-1(d) of the Code. Except as otherwise determined by the Board at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Board may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

D. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Board shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE IX. COVENANTS OF THE COMPANY.

     During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

ARTICLE X. USE OF PROCEEDS FROM EXERCISE OF OPTIONS.

     Proceeds from the exercise of Options shall constitute general funds of the Company.

ARTICLE XI. MISCELLANEOUS.

A. Neither an Employee, Director or Consultant nor any person to whom an Option may be transferred shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Award unless and until such person has satisfied all requirements for exercise, which can include an early exercise, of the Option pursuant to its terms, or until all restrictions on a Restricted Stock Award have lapsed, and the Company has issued such shares.

B. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Employee, Director or Consultant or other holder of Awards or Common Stock issued upon exercise of Options any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, the right of the Company’s Board of Directors and/or the Company’s stockholders to remove any Director pursuant to the terms of the Company’s Articles of Incorporation and By- Laws and the provisions of Colorado Law, or the right to terminate the relationship of any Consultant with the Company or its Affiliates.

C. If the Company or its Affiliates is required to withhold any amounts by reason of federal, state or local tax laws, rules or regulations, in respect of the issuance of Awards or shares of stock pursuant to the Plan, the Company or such Affiliates shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Recipient. In any event, such person shall promptly make available to the Company or such Affiliate, when requested by the Company or such Affiliate, sufficient funds to meet the requirements of such withholding, and the Company or such Affiliate may take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or such Affiliate from any funds or property due or to become due to such person.

D. To the extent provided by the terms of an Option Agreement, the person to whom an Option is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the stock otherwise issuable to the Recipient as a result of the exercise or acquisition of stock underlying the Option; or (iii) delivering to the Company unencumbered shares of the Company’s stock owned by the person acquiring the stock. The Fair Market Value of any shares of Common Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rules.

E. The Company shall not be required to issue fractional shares pursuant to this Plan and, accordingly, a Recipient may be awarded or required to purchase only whole shares.

F. The Plan and all determinations made and actions taken hereunder, to the extent not otherwise governed by the Code or laws of the United States, shall be governed by the laws of the State of Colorado and construed accordingly, without reference to the conflict of laws principles.

G. The receipt, transfer and exercise of any Award is subject to taxation under Section 83 of the Code.

ARTICLE XII. ADJUSTMENTS UPON CHANGES IN STOCK.

     If any change is made in the stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan, and the outstanding Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction not involving the receipt of consideration by the Company.)

ARTICLE XIII. AMENDMENT OF THE PLAN AND AWARDS.

A. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Article XII relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

     (i) Increase the number of shares reserved for Awards under the Plan;

     (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

     (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code.

B. The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

C. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

D. Rights and obligations of the Recipient under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan except with the written consent of the Recipient, unless such amendment is necessary to comply with any applicable law, regulation or rule as determined in the sole discretion of the Board.

E. The Board at any time, and from time to time, may amend, modify, extend, cancel or renew any Award or waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof and accelerate, continue, extend or defer the exercise time for any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Recipient’s termination of Continuous Status as an Employee, Director or Consultant; provided, however, that the rights and obligations under any Award shall not be materially impaired by any such amendment except with the written consent of the Recipient, unless such amendment is necessary to comply with any applicable law, regulation or rule as determined in the sole discretion of the Board.

     The Board may accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest notwithstanding the provisions in the Option Agreement stating the time at which it may first be exercised or the time during which it will vest.

F. The Board may amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules without stockholder approval.

ARTICLE XIV. TERMINATION OR SUSPENSION OF THE PLAN.

A. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2015, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

B. Rights and obligations under any Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Recipient, unless such impairment is necessary to qualify the Award as an Incentive Stock Option or to comply with any applicable law, regulation or rule all as determined in the sole discretion of the Board.

ARTICLE XV. EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be obtained within twelve (12) months before or after the date when the Plan is adopted by the Board.

ARTICLE XVI. COMPLIANCE WITH SECURITIES LAWS.

     The grant of Awards and the issuance of shares of Common Stock upon the exercise of Options shall be subject to compliance with all applicable requirements of federal and state law with respect to such securities. Options may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, no Option may be exercised unless (A) a registration statement under the Act shall at the time of exercise of the Option be in effect with respect to the Common Stock shares to be issued upon the exercise of that Option or (B) in the opinion of counsel to the Company, the Common Stock shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Stock shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition of the exercise of any Option, the Company may require the Recipient to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. The Company may, upon the advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

ARTICLE XVII. COMPLIANCE WITH SECTION 409A.

     To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Option Agreement or other agreement evidencing the Award will incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award agreements will be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Plan’s effective date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Plan’s effective date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Plan’s effective date), the Board may adopt such amendment to the Plan and applicable Award agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

* * * * *

NIC INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

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NIC INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, AND 3.

Vote on Directors

1.	ELECTION OF DIRECTORS
Nominees:
	01)	Jeffery S. Fraser	05) Daniel J. Evans
	02)	Harry H. Herington	06) Ross C. Hartley
	03)	John L. Bunce, Jr.	07) Alexander C. Kemper
	04)	Art N. Burtscher	08) Pete Wilson

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐
		For	Against	Abstain

Vote on Proposals

2.	Consider the approval of the proposed amendment to the 2006 Amended and Restated Stock Option and Incentive Plan.	☐	☐	☐

3.	Consider and ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholders. If no direction is made, this proxy will be voted FOR items 1, 2, and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NIC INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
MAY 6, 2008

The shareholders hereby appoint Jeffery S. Fraser and Ross C. Hartley, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NIC Inc. that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. CDT on May 6, 2008, at the Sheraton Overland Park Hotel at the Convention Center, 6100 College Boulevard, Overland Park, Kansas 66211, and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE